Vol. 1129                 1549


                               SCHEDULE I TO THE
                       CERTIFICATE AMENDING AND RESTATING
                                      THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           EYELETS FOR INDUSTRY, INC.

     FIRST: The name of the Corporation is Eyelets for Industry, Inc.

     SECOND: The nature of the business to be transacted, and the purposes to be promoted or carried out by the Corporation are as follows:

         To engage in any lawful acts or activities for which corporations may be formed under Chapter 599 (Stock Corporations) of the Connecticut General Statutes, Revision of 1958, as amended and as it may be amended, including but not limited to the manufacture of metal eyelets.

     THIRD: The designation of each class of shares, the authorized number of shares of each such class, and the par value of each share thereof, are as follows:

         5,000 shares of no par common stock (the "Common Stock").

         450 shares of nonvoting, convertible preferred stock, $1000 par value per share (the "Nonvoting, Convertible Preferred Stock, Series A").


Vol. 1129                 1550


     FOURTH: The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

     1. Common Stock

     (a) Voting. The voting power of the Corporation shall be vested in the Common Stock of the Corporation. Each share of Common Stock shall have one vote. The holders of record of shares of Common Stock shall be entitled to vote with respect to all matters to be voted on by the stockholders of the Corporation.

     (b) Dividends. Subject to the rights of the Nonvoting, Convertible Preferred Stock, Series A, and except as otherwise provided by the laws of the State of Connecticut, the holders of record of shares of Common Stock shall share ratably inter se in all dividends and other distributions declared or made with respect to the Common Stock, whether in respect of a liquidation or dissolution


[Seal]

(voluntary or involuntary) or otherwise. The holders of shares of Common Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the declaration and payment of dividends, such dividends as may be declared with respect to Common Stock from time to time by the Board of Directors.

     (c) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Nonvoting, Convertible Preferred Stock, Series A, shall be entitled upon liquidation, the holders of shares of Common Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the payment of liquidation proceeds, such amount of liquidation proceeds as may be declared with respect to Common Stock from time to time by the Board of Directors, subject to the rights of the Nonvoting, Convertible Preferred Stock, Series A. The holders of record of shares of Common Stock shall share ratably inter se in all liquidation proceeds declared and other distributions declared or made with respect to Common Stock, whether in respect of a liquidation or dissolution (voluntary or involuntary) or otherwise.

     2. Nonvoting, Convertible Preferred Stock, Series A

     (a) Voting. Except as otherwise required by the laws of the State of Connecticut, the holders of shares of Nonvoting, Convertible Preferred Stock Series A, shall have no right to vote with respect to any matters to be voted on by the stockholders of the Corporation, nor to take any action in meetings with respect to any such matters.

     (b) Dividends. The holders of record of shares of the Nonvoting, Convertible Preferred Stock, Series A, shall be entitled to receive cash dividends at the annual rate of eight (8) percent of the par value per share of Nonvoting, Convertible Preferred Stock, Series A, from and after the first day following the end of the fifth anniversary from the date of issuance of the Nonvoting, Convertible Preferred Stock, Series A, of the Corporation. When dividends become payable, the Board of Directors of the Corporation shall declare such dividends and cause them to be paid, to the full extent of any funds legally available therefor, on a quarterly basis not later than the fifteenth day of the second month in each fiscal quarter, or at the option of the Board of Directors, the Corporation may elect to accrue dividends when due and any dividends not so declared and paid (whether or not funds are then legally available for payment thereof) shall accrue. If payment of dividends is not made quarterly, the Corporation shall notify the Nonvoting, Convertible Preferred Stock, Series A,


[Seal]
holders of nonpayment. So long as any shares of the Nonvoting, Convertible Preferred Stock, Series A, are outstanding, the Corporation shall not declare, pay or set apart any dividend on the Common Stock or declare, make or set apart any distribution on the Common Stock unless concurrently therewith all accrued dividends or distributions on the Nonvoting, Convertible Preferred Stock, Series A, through the date of such declaration, payment, making or setting apart of any dividend or distribution on the Common Stock, are declared, paid, made or set apart, as the case may be. All accrued dividends shall be due and payable in full on redemption or conversion as hereinafter provided in subsections (c) and (d) hereof. All dividends on the called Nonvoting, Convertible Preferred Stock, Series A, shall cease to accrue from and after the redemption date.

     (c) Redemption. (i) The shares of Nonvoting, Convertible Preferred Stock, Series A, are redeemable by the Corporation, as hereinafter provided, upon payment of the $1000 par value per share of the Nonvoting, Convertible Preferred Stock, Series A, to be redeemed. (ii) If the Board of Directors of the Corporation declares a redemption of all (but not less than all) of the issued Nonvoting, Convertible Preferred Stock, Series A, anytime after issuance of the Nonvoting, Convertible Preferred Stock, Series A, by the Corporation, all holders of such stock, upon written notice or notices by the Corporation to such shareholder(s), which notices shall be at least 30 but not more than 60 days prior to redemption, shall be required to immediately sell and the Corporation shall redeem for cash all of the shares of Nonvoting, Convertible Preferred Stock, Series A, held by such shareholder(s) at par value plus the amount of any accrued and unpaid dividends. (iii) If the Board of Directors fails to redeem the Nonvoting, Convertible Preferred Stock, Series A, prior to the tenth anniversary from the date of the issuance of such stock, then and only then, the holders of 66-2/3% of all of such stock may require the Corporation to redeem the Nonvoting, Convertible Preferred Stock, Series A, in which event the Corporation shall redeem the entire class of the Nonvoting, Convertible Preferred Stock, Series A, at par value and pay all accrued dividends. (iv) Shares of Nonvoting, Convertible Preferred Stock, Series A, which are redeemed shall be canceled or retired and no shares shall be issued in place thereof. The redemption price provided for herein shall be equitably adjusted to reflect any stock dividend, combination or split-up with respect to the Nonvoting, Convertible Preferred Stock, Series A. (v) On the redemption date, each holder of shares of the Nonvoting, Convertible Preferred Stock, Series A, shall deliver to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares redeemed, duly endorsed or assigned in blank or to the Corporation (if requested by it), accompanied by written notice stating the name or names (with address or addresses) in which the payment for the Nonvoting, Convertible Preferred Stock, Series A, are to be issued. As promptly as practicable thereafter the Corporation,


[Seal]
at its expense, shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a check in payment for the number of Nonvoting, Convertible Preferred Stock, Series A, in an amount to which such holder is entitled.

     (d) Convertibility.

     (i) Not less than all of issued and outstanding shares of Nonvoting, Convertible Preferred Stock, Series A, shall be convertible, at any time, by the holders of all of the Nonvoting, Convertible Preferred Stock, Series A, into Common Stock for that number of fully paid and nonassessable shares of Common Stock as shall equal ten (10) percent of the issued and outstanding Common Stock after conversion. As a further explanation of the conversion rights, the Nonvoting, Convertible Preferred Stock, Series A, stockholders shall be entitled to be issued the number of shares of Common Stock resulting from the use of the following formula, where y equals the number of shares of Common Stock issued and outstanding prior to conversion and x equals the number of shares to be issued on conversion:

                        x = .10y
                             .9

     (ii) The shares of Nonvoting, Convertible Preferred Stock, Series A, shall be convertible on a voluntary basis upon the receipt by the Corporation of a written request or requests of the holders of record of all of the shares of Nonvoting, Convertible Preferred Stock, Series A, then outstanding. All shares of Nonvoting, Convertible Preferred Stock, Series A, then outstanding shall be converted. Conversion shall be deemed to have been effected on the date of receipt by the Corporation of such request or requests (the "Conversion Date").

     On or following the Conversion Date, each holder of shares of the Nonvoting, Convertible Preferred Stock, Series A, shall deliver to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock are to be issued. As promptly as practicable thereafter the Corporation, at its expense, shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any share of Common Stock. The person in whose name the certificate or certificates


[Seal]
for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event we shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the conversion price shall be that in effect on the Conversion Date. The Corporation shall make payment on account of any accrued and unpaid dividends, including dividends for the then current quarter, through the Conversion Date, on the shares of all Nonvoting, Convertible Preferred Stock, Series A, surrendered for conversion and all such dividends shall constitute a debt of the Corporation payable to the converting shareholder, and no dividend or other distribution shall be declared, paid upon, set apart or made in respect of the Common Stock until such debt shall be fully paid or sufficient funds set apart for the payment thereof. Upon conversion of the Nonvoting, Convertible Preferred Stock, Series A, no allowance shall be made for dividends on such stock converted, and all rights to dividends, if any, shall cease upon conversion, except those granted to holders of Common Stock.

     (e) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Nonvoting, Convertible Preferred Stock, Series A, shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid an amount equal to $1000 per share, plus an amount equal to all accrued and unpaid accumulated dividends due thereon, if any, through the date of such payment to the holders of the Nonvoting, Convertible Preferred Stock, Series A, and the holders of the Nonvoting, Convertible Preferred Stock, Series A, shall not be entitled to any further distribution of assets. Upon any such liquidation, dissolution or winding up, after the holders of the Nonvoting, Convertible Preferred Stock, Series A, shall have been paid in full the amount to which they shall be entitled hereunder, the remaining net assets of the Corporation may be distributed to the holders of the Common Stock. If upon any dissolution, liquidation or winding up of the Corporation the net assets available for distribution to the Corporation's stockholders shall be insufficient to permit payment to the holders of the Nonvoting, Convertible Preferred Stock, Series A, of the amount distributable as aforesaid, the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Nonvoting, Convertible Preferred Stock, Series A. Written notice of such liquidation, dissolution or winding up, setting a payment date, the amount of the payment to holders of the Nonvoting, Convertible Preferred Stock, Series A, and the place where said amount shall be payable shall be given not less than thirty (30) days prior to the payment date stated therein, to each holder of record of the Nonvoting, Convertible Preferred Stock, Series A. A consolidation, merger, sale of assets or the reduction of capital stock of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph. The


[Seal]
liquidation preference provided for herein with respect to the Nonvoting, Convertible Preferred Stock, Series A, shall be equitably adjusted to reflect any stock dividend, combination or split-up with respect to the Nonvoting, Convertible Preferred Stock, Series A.

     FIFTH: The minimum amount of stated capital with which the Corporation shall commence business is One Thousand Dollars ($1,000).

     SIXTH: Other Provisions:

     1. Indemnification. The Corporation, to the full extent permitted by Sections 33-320(a) and 33-321 of the General Corporation Laws of the State of Connecticut, shall indemnify all persons whom it may indemnify under those Sections. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     2. Amendment, Alteration, Change or Repeal of this Certificate. The Corporation reserves the right by majority action of its Board of Directors to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     3. No Preemptive Rights. No shares of any type or class of convertible securities, warrants, rights, or options to acquire shares shall be subject to preemptive rights, it being the intent hereby to deny preemptive rights for all shares and securities which the Corporation may from time to time issue.

     SEVENTH: That the duration of the Corporation is unlimited.

     Dated at Hartford, Connecticut, this 13th day of December, 1988.

     I hereby declare, under the penalties of false statement, that the statements in the foregoing certificate are true.


                                   /s/ Paula G. Pressman
                                  ----------------------------------------
                                  Paula Gelbard Pressman
                                  Incorporator

STATE OF CONNECTICUT                 )
                                     ) SS: HARTFORD
OFFICE OF THE SECRETARY OF THE STATE )

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 2nd day of March A.D. 1999
                         ---        -----        --
 /s/ Susan Bysiewicz
-------------------------------
  SECRETARY OF THE STATE

                                     3057
Vol. 1259

                                   SCHEDULE A

                        CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION OF
                           EYELETS FOR INDUSTRY, INC.

     Eyelets For Industry, Inc., a corporation organized and existing under the laws of the State of Connecticut (the "Corporation"), hereby certifies as follows:

     1. That Article THIRD of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

     "THIRD: The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof is as follows:

     40,000 shares consisting of 20,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock") and

     20,000 shares of Class B Common Stock, $.01 par value per share ("Class B Common Stock")

The Class A Common Stock and Class B Common Stock are sometimes collectively referred to herein as "Common Stock"."

     2. That Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

     "FOURTH: The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

     (a) Voting Rights. (1) The holders of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder.

     (2) The holders of Class B Common Stock shall not have any voting rights, except as otherwise required by applicable law, in which case holders of Class B Common Stock shall vote (at the rate of one vote per share of Class B Common Stock held) with holders of Class B Common Stock as a single class on such matter unless otherwise required by law.


[Seal]

SSMWB/3795

                                     3058
Vol. 1259

     The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number of shares of Class B Common Stock issuable or exercisable pursuant to any security of the Corporation providing for the issuance or delivery of Class B Common Stock) by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and without any vote or consent of the holders of shares of Class B Common Stock.

     (b) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions (including without limitations any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation) are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than in shares of Class A Common Stock or Class B Common Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions as if all such shares were of a single class. No dividends or other distributions shall be declared or paid in shares of Class A Common Stock or Class B Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable to all of the holders of Common Stock ratably according to the number of shares of Common Stock held by them, in shares of Class A Common Stock to holders of that class of stock and Class B Common Stock to holders of that class of stock.

     (c) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

     (d) Conversion. Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock, at any time and from time to time, upon delivery to the Corporation of a certificate, signed by or on behalf of the holder or holders seeking such conversion, to the effect that such conversion and the holding of such Class A Common Stock by such holder are permitted under the then current applicable law, in form and substance reasonably acceptable to the Corporation. Any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Clause (d) (1) shall be effected by the delivery to the Corporation at the principal executive office of the certificates representing shares to be converted, duly endorsed, together with


[Seal]

SSMWB/3795
                                       2

                                     3059
Vol. 1259
written instructions that the shares are to be converted, and accompanied by the required certificate described herein.

     (2) Each share of Class A Common Stock shall be convertible into one share of Class B Common Stock, at any time and from time to time, at the option of the holder thereof. Any conversion of shares of Class A Common Stock into shares of Class B Common Stock pursuant to this Clause (d)(2) shall be effected by the delivery to the Corporation at its principal executive office of the certificates representing shares to be converted, duly endorsed, together with written instructions that the shares are to be converted.

     (e) Subdivisions and Combinations. If shares of either class of Common Stock are subdivided or combined, then shares of both classes of Common Stock shall be so subdivided or combined.

[Seal

STATE OF CONNECTICUT                 )
                                     ) SS: HARTFORD
OFFICE OF THE SECRETARY OF THE STATE )

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 2nd day of March A.D. 1999
                         ---        -----        --
 /s/ Susan Bysiewicz
-------------------------------
  SECRETARY OF THE STATE

                                             289584A004 09/30/94R#37010  50.00
Vol 1259                      3052
CERTIFICATE AMENDING OR RESTATING            289584A004 09/30/94R#37100  25.00
CERTIFICATE OF INCORPORATION
61-38 Rev. 4/89
Stock Corporation

                             STATE OF CONNECTICUT
                            SECRETARY OF THE STATE
                               30 TRINITY STREET
                              HARTFORD, CT 06106

-------------------------------------------------------------------------------
1.   Name of Corporation
                          Eyelets for Industry, Inc.
-------------------------------------------------------------------------------
2.   The Certificate of Incorporation is:  (Check One)

     [XX] A.  Amended only, pursuant to Conn. Gen. Stat. Section 33-360.
                   To cancel the 450 shares of the corporation's authorized preferred convertible stock, pursuant to CGS Section 33-352.

     [  ] B.  Amended and restated, pursuant to Conn. Gen. Stat. Section
              33-362(c).

     [  ] C.  Restated only, pursuant to Conn. Gen. Stat. Section 33-362(a).

              (Set forth here the resolution of amendment and/or restatement. Use a 8 1/2 x 11 attached sheet if more space is needed).

                    SEE SCHEDULE A ATTACHED HERETO.

     [  ] D.  Restated and superseded pursuant to Conn. Stat. Section
              33-362(d).
              (Set forth here the resolution of amendment and/or statement. Use a 8 1/2 x 11 attached sheet if more space is needed).

     (If 2A is checked, go to 5 to complete this certificate. If 2B or 2C is checked, complete 3A or 3B. If 2D is checked, complete 4)

3.   (Check one)

     [ ] A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If
              3A is checked, go to 5 to complete this certificate).

     [ ] B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to complete this Certificate).

4.   (Check, if true)

     [ ] This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.


[Seal]

                                     3053

5. The manner of adopting the resolution was as follows: (Check one A, or B, or C).

     [X]  A.   By the board of directors and shareholders, pursuant to Conn.
               Gen. Stat. Section 33-360.  Vote of Shareholders: (Check (i) or
               (ii) and check (iii) if applicable).

               (i)  [ ]  No shares are required to be voted as a class; the shareholder's vote was as follows:

               Vote Required for Adoption         Vote Favoring Adoption
                                          -----                         -----

               (ii) [X] There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
                         (Use an 8 1/2 x 11 attached sheet if more space is needed).

   Class of Stock      Vote Required for Adoption    Vote Favoring Adoption
   --------------      --------------------------    ----------------------
   Common Preferred                1300                       1950
                                    300                        450

               (iii) [ ] Check here if the corporation has 100 or more
                         recordholders, as defined in Conn. Gen. Stat.
                         Section 33-311a(a).

     [ ]  B.   By the board of directors acting alone, pursuant to Conn. Gen.
               Stat. Section 33-360(b)(2).

               The number of affirmative votes required to adopt such resolution is:
                              ---------------------------------------

               The number of directors' votes in favor of the
               resolution was:
                              ---------------------------------------

   (Print or Type)       Signature                     (Print or Type)     Signature
-------------------------------------------------------------------------------
Names of Pres.                                       Name of Sec.

Bernard Rosselli, Jr.    /s/ Bernard Rosselli, Jr.   Daniel D. Stokes      /s/ Daniel D. Stokes
-------------------------------------------------------------------------------

     [ ]  C.   The corporation does not have any shareholders.  The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.
-------------------------------------------------------------------------------
Signed                        Signed                        Signed

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Signed                        Signed                        Signed

-------------------------------------------------------------------------------
Dated at Thomaston, CT   this   29th   day of     September     , 19  94
         ----------------    ----------      -------------------    -----------

                APPROVED by all subscribers, if none, so state:
          (Use an 8 1/2 x 11 attached sheet if more space is needed)

[Seal]                                  Rec. CC, GS: (Type or Print)
                                        ---------------------------------------
        FILED                                Lori Dander
STATE OF CONNECTICUT                    ---------------------------------------
                                             Sorokin, Sorokin et al
    SEP 30 1994                         ---------------------------------------
                                             One Corporate Center
Secretary of the State                  ---------------------------------------
/s/ W.B. Date 3:00 A.M.                      Hartford, CT  06108-3291
--------     ------P.M.                 ---------------------------------------
                                        Please provide filer's name and
                                        complete address for mailing receipt

VOL 1259                      3054

                        Certificate of Amendment of the
                         Certificate of Incorporation
                                      of
                          Eyelets for Industry, Inc.

     Article Third of the Certificate of Incorporation be amended such that the 450 shares of the corporation's authorized preferred convertible stock be hereby cancelled.


[Seal]

STATE OF CONNECTICUT                 )
                                     ) SS: HARTFORD
OFFICE OF THE SECRETARY OF THE STATE )

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 2nd day of March A.D. 1999
                         ---        -----        --
 /s/ Susan Bysiewicz
-------------------------------
  SECRETARY OF THE STATE

                                             198298A002 09/26/94R#37010   50.
Vol 1259                      3055           289583A004 09/30/94R#37100   25.0
CERTIFICATE AMENDING OR RESTATING            198298A002 09/26/94r#00300  195.5
CERTIFICATE OF INCORPORATION
61-38 Rev. 4/89
Stock Corporation

                             STATE OF CONNECTICUT    198298A002 09/26/94R#37100
                            SECRETARY OF THE STATE
                               30 TRINITY STREET     199670A003 10/03/94R#00300
                              HARTFORD, CT 06106

-------------------------------------------------------------------------------
1.   Name of Corporation
                          Eyelets for Industry, Inc.
-------------------------------------------------------------------------------
2.   The Certificate of Incorporation is:  (Check One)

     [XX] A.  Amended only, pursuant to Conn. Gen. Stat. Section 33-360.

     [  ] B.  Amended and restated, pursuant to Conn. Gen. Stat. Section
              33-362(c).

     [  ] C.  Restated only, pursuant to Conn. Gen. Stat. Section 33-362(a).

              (Set forth here the resolution of amendment and/or restatement. Use a 8 1/2 x 11 attached sheet if more space is needed).

                    See Schedule A attached hereto.

     [  ] D.  Restated and superseded pursuant to Conn. Stat. Section
              33-362(d).
              (Set forth here the resolution of amendment and/or statement. Use a 8 1/2 x 11 attached sheet if more space is needed).

     (If 2A is checked, go to 5 to complete this certificate. If 2B or 2C is checked, complete 3A or 3B. If 2D is checked, complete 4)

3.   (Check one)

     [ ] A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If
              3A is checked, go to 5 to complete this certificate).

     [ ] B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to complete this Certificate).

4.   (Check, if true)

     [ ] This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.


[Seal]

                                     3056

5. The manner of adopting the resolution was as follows: (Check one A, or B, or C).

     [X]  A.   By the board of directors and shareholders, pursuant to Conn.
               Gen. Stat. Section 33-360.  Vote of Shareholders: (Check (i) or
               (ii) and check (iii) if applicable).

               (i)  [ ]  No shares are required to be voted as a class; the shareholder's vote was as follows:

               Vote Required for Adoption         Vote Favoring Adoption
                                          -----                         -----

               (ii) [X] There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
                         (Use an 8 1/2 x 11 attached sheet if more space is needed).

   Class of Stock      Vote Required for Adoption    Vote Favoring Adoption
   --------------      --------------------------    ----------------------
   Common Preferred                1300                       1950
                                    300                        450

               (iii) [ ] Check here if the corporation has 100 or more
                         recordholders, as defined in Conn. Gen. Stat.
                         Section 33-311a(a).

     [ ]  B.   By the board of directors acting alone, pursuant to Conn. Gen.
               Stat. Section 33-360(b)(2).

               The number of affirmative votes required to adopt such resolution is:
                              ---------------------------------------

               The number of directors' votes in favor of the
               resolution was:
                              ---------------------------------------

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:

   (Print or Type)       Signature                     (Print or Type)     Signature
-------------------------------------------------------------------------------
Names of Pres.                                       Name of Sec.

Bernard Rosselli, Jr.    /s/ Bernard Rosselli, Jr.   Daniel D. Stokes      /s/ Daniel D. Stokes
-------------------------------------------------------------------------------

     [ ]  C.   The corporation does not have any shareholders.  The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.
-------------------------------------------------------------------------------
Signed                        Signed                        Signed

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Signed                        Signed                        Signed

-------------------------------------------------------------------------------
Dated at New York, NY    this   20th   day of     September     , 19  94
         ----------------    ----------      -------------------    -----------

            APPROVED by all subscribers, if none, so state: ________ (Use an 8 1/2 x 11 attached sheet if more space is needed)

[Seal]                                  Rec. CC, GS: (Type or Print)
                                        ---------------------------------------
        FILED                                Lori Dander
STATE OF CONNECTICUT                    ---------------------------------------
                                             Sorokin, Sorokin et al
    SEP 30 1994                         ---------------------------------------
                                             One Corporate Center
Secretary of the State                  ---------------------------------------
/s/                                          Hartford, CT  06108-3291
----------------------                  ---------------------------------------
                                        Please provide filer's name and
                                        complete address for mailing receipt

                                   0293        021912A032 11/23/88R#00300 50.00
VOL 1128                                       021912A032 11/23/88R#37100 20.00

                                                       ------------------------
                                                            For office use only
CERTIFICATE OF INCORPORATION
STOCK CORPORATION                                      ACCOUNT NO.
                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE    INITIALS
                                                       ------------------------

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.   The name of the corporation is        Eyelets For Industry, Inc.
                                   --------------------------------------------

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

     To engage in any lawful acts or activities for which corporations may be formed under Chapter 599 (Stock Corporations) of the Connecticut General Statutes, Revision of 1958, as amended and as it may be amended, including but not limited to the manufacture of metal eyelets.

[Seal]

0294                                (Continued)

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof are as follows:

                  5,000 shares of no par common stock.


4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341 1959 Supp. Conn. G.S. are as follows:

        There is only one class of stock; 5,000 shares of no par common stock.


5. The minimum amount of stated capital with which the corporation shall commence business is

          One Thousand and no/100 ($1,000.00)-----------------------dollars.
     ---------------------------------------------------------------
     (Not less than one thousand dollars)


6.   (7) - Other provisions

                  See Schedule 1 attached hereto.

Dated at  Hartford, CT   this   17th  day of   November   , 19  88
        ----------------      ------         -------------    ------
We hereby declare, upon the penalties of false statement, that the statements made in the foregoing certificate are true.

This certificate of incorporation must be signed by one or more incorporators.
-------------------------------------------------------------------------------
NAME OF INCORPORATOR     NAME OF INCORPORATOR          NAME OF INCORPORATOR
(Print or Type)          (Print or Type)               (Print or Type)

Paula G. Pressman, Esq.  2.                            3.
-------------------------------------------------------------------------------
SIGNED (Incorporator)    SIGNED (Incorporator)         SIGNED (Incorporator)
/s/ Paula G. Pressman    2.                            3.
-------------------------------------------------------------------------------
NAME OF INCORPORATOR     NAME OF INCORPORATOR          NAME OF INCORPORATOR
(Print or Type)          (Print or Type)               (Print or Type)
                         5.                            6.
-------------------------------------------------------------------------------
SIGNED (Incorporator)    SIGNED (Incorporator)         SIGNED (Incorporator)
                         5.                            6.
-------------------------------------------------------------------------------
[Seal]                   FRANCHISE FEE  FILING FEE     CERTIFICATION  TOTAL FEE
                                                       FEE
       FILED             $50.00 exp     $30            $              $100
                         ------------------------------------------------------
STATE OF CONNECTICUT             P/U 3:00 PMB 11/23/88
                         SIGNED (For Secretary of the State)
NOV 22 3:00 PM '88       rec: Paula Pressman
                         ------------------------------------------------------
                         CERTIFIED COPY SENT ON (Date) INITIALS
                         c/o Sorokin & Sorokin P.C.
                         ------------------------------------------------------
                         TO
                             One Corporate Center
                         ------------------------------------------------------
                         CARD                LIST           PROOF

                         ------------------------------------------------------
[Seal]

VOL 1128                           0295

                                  SCHEDULE 1
                        TO CERTIFICATE OF INCORPORATION
                         OF EYELETS FOR INDUSTRY, INC.

6.   Other Provisions:

     A. Indemnification. The Corporation, to the full extent permitted by Sections 320(a) and 33-321 of the General Corporation Law of the State of Connecticut, shall indemnify all persons whom it may indemnify under those Sections. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     B. Amendment, Alteration, Change or Repeal of this Certificate. The Corporation reserves the right by majority action of its Board of Directors to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     C. No Preemptive Rights. No shares of any type or class of convertible securities, warrants, rights, or options to acquire shares shall be subject to preemptive rights, it being the intent hereby to deny preemptive rights for all shares and securities which the corporation may from time to time issue.


[Seal]

VOL 1128                           0296
                                                 ------------------------------
APPOINTMENT OF STATUTORY AGENT FOR SERVICE         For office use only
DOMESTIC CORPORATION                             ------------------------------
61-6 REV. 6-66                                   ACCOUNT NO.
                                                 ------------------------------
                                                 INITIALS
                                                 ------------------------------
TO:  The Secretary of the State of Connecticut

===============================================================================
NAME OF CORPORATION

     Eyelets For Industry, Inc.
-------------------------------------------------------------------------------
                                  APPOINTMENT
-------------------------------------------------------------------------------
The above corporation appoints as its statutory agent for service, one of the following:
-------------------------------------------------------------------------------
NAME OF NATURAL PERSON             BUSINESS ADDRESS                   ZIP CODE
WHO IS RESIDENT OF CONNECTICUT
                                -----------------------------------------------
                                   RESIDENCE ADDRESS                  ZIP CODE

-------------------------------------------------------------------------------
NAME OF CONNECTICUT CORPORATION    ADDRESS OF PRINCIPAL OFFICE IN CONN. (If
                                   none, enter address of appointee's
                                   statutory agent for service)
    Sorokin & Sorokin, P.C.         One Corporate Center,
                                    Hartford, CT  06103,
                                    Attn: P. Pressman
-------------------------------------------------------------------------------
NAME OF CORPORATION not Organized  ADDRESS OF PRINCIPAL OFFICE IN CONN. (If
Under the Laws of Conn.*           none, enter "Secretary of the State of
                                   Connecticut".)

-------------------------------------------------------------------------------
*Which has procured a Certificate of Authority to transact business or conduct affairs in this state.
===============================================================================
                                 AUTHORIZATION
-------------------------------------------------------------------------------
  ORIGINAL          NAME OF INCORPORATOR     SIGNED (Incorporator)    DATE
APPOINTMENT         (Print or Type)
                    Paula G. Pressman        /s/ Paula G. Pressman    11/17/88
(Must be signed   ---------------------------------------------------
by a majority of    NAME OF INCORPORATOR     SIGNED (Incorporator)
incorporators.)     (Print or Type)
                  -------------------------------------------------------------
SUBSEQUENT          NAME OF PRESIDENT,       SIGNED (President, or    DATE
APPOINTMENT         VICE PRESIDENT, OR       Vice President, or
                    SEC.                     Secretary)

===============================================================================
                                  ACCEPTANCE
-------------------------------------------------------------------------------
               NAME OF STATUTORY AGENT FOR       SIGNED (Statutory Agent
ACCEPTED:      SERVICE (Print or Type)           for service)
                 Sorokin & Sorokin, P.C.         By: /s/ Sanford R. Rosenberg
                                                    Sanford R. Rosenberg
                                                    Its Vice President
-------------------------------------------------------------------------------
For office use only

[Seal]                                FILING FEE  CERTIFICATION FEE  TOTAL FEES
       FILED                          $           $                  $
STATE OF CONNECTICUT
                                      -----------------------------------------
 Nov 22 3:00 PM '88                   SIGNED (For Secretary of the State)

                                      -----------------------------------------
                                      CERTIFIED COPY SENT ON (Date)   INITIALS

                                      -----------------------------------------
                                      TO

                                      -----------------------------------------
                                      CARD           LIST           PROOF

===============================================================================

STATE OF CONNECTICUT                 )
                                     ) SS: HARTFORD
OFFICE OF THE SECRETARY OF THE STATE )

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 2nd day of March A.D. 1999
                         ---        -----        --
 /s/ Susan Bysiewicz
-------------------------------
  SECRETARY OF THE STATE

                                        024682A032   12/14/88R#37100   20.01
                                        033259A002   12/14/88R#37010   30.01

CERTIFICATE
AMENDING OR RESTATING CERTIFICATE                          BOARD OF
OF INCORPORATION    BY ACTION OF [X] INCORPORATION     [ ] DIRECTORS
61-38
                                     BOARD OF DIRECTORS    BOARD OF DIRECTORS
                                 [ ] AND SHAREHOLDERS  [ ] AND MEMBERS
                                    (Stock Corporation)   (Nonstock Corporation]
                                        033259A002           00300    4.5
                                        033259A002  12/14/88R#37010  15.5

                                                  -----------------------------
VOL 1129                   154                          For office use only
                   STATE OF CONNECTICUT           -----------------------------
                    SECRETARY OF STATE              ACCOUNT NO.

                                                  -----------------------------
                                                    INITIALS

                                                  -----------------------------

===============================================================================
1.   NAME OF CORPORATION                                    DATE

     Eyelets for Industry, Inc.                             December 13, 1988
-------------------------------------------------------------------------------
2.   The Certificate of incorporation is [ ] A. AMENDED ONLY
                                         [ ] B. AMENDED AND RESTATED
                                         [ ] C. RESTATED ONLY by the following
                                                resolution

     RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended and restated as reflected in Schedule 1 attached

3.   (Omit if 2.A is checked.)
     (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

Paragraph THIRD of the Certificate of Incorporation is hereby amended to provide for the authorization of up to 450 shares of Nonvoting, Convertible Preferred Stock, Series A, par value $1000 per share and to restate the authority for the issuance of up to 5000 shares of Common Stock no par value. Paragraph FOURTH is amended to provide for two classes of stock: the Common Stock; and the Nonvoting, Convertible Preferred Stock, Series A; with the relative rights and preferences, including rights as to voting, dividends, redemption, convertibility and liquidation as reflected in Schedule 1 attached hereto. Paragraph SEVENTH is hereby added to provide for the unlimited duration of the Corporation.

     (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

===============================================================================
BY ACTION OF INCORPORATION

[XX] 4. The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meet of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)

          There are no shareholders, subscribers, members or applicants for membership.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
-------------------------------------------------------------------------------
SIGNED                        SIGNED                   SIGNED
/s/ Paul G. Pressman
-------------------------------------------------------------------------------
                                    APPROVED
         (All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote, if none, so indicate)
-------------------------------------------------------------------------------
SIGNED                        SIGNED                   SIGNED

===============================================================================

===============================================================================
                        BY ACTION OF BOARD OF DIRECTORS
[ ]  4.   (Omit if 2.C is checked.)  The above resolution was adopted by the board of directors acting alone,
          [ ] there being no shareholders or subscribers
          [ ] the board of directors being so authorized pursuant to Section
              33-341, Conn. G.S. as amended
          [ ] the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution.
-------------------------------------------------------------------------------
5.   The number of affirmative votes        6.   The number of directors' votes
     required to adopt such resolution is:       in favor of the resolution was:

-------------------------------------------------------------------------------
We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
-------------------------------------------------------------------------------
NAME OF PRESIDENT OR VICE PRESIDENT   NAME OF SECRETARY OR ASSISTANT SECRETARY
(Print or Type)                       (Print or Type)

-------------------------------------------------------------------------------
SIGNED (President or Vice President)  SIGNED (Secretary of Assistant Secretary)

===============================================================================
                BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS
[ ]  4.   The above resolution was adopted by the board of directors and by shareholders.

5.   Vote of shareholders:
     (a)  (Use if no shares are required to be voted as a class)
-------------------------------------------------------------------------------
NUMBER OF SHARES     TOTAL VOTING     VOTE REQUIRED FOR     VOTE FAVORING
ENTITLED TO VOTE     POWER            ADOPTION              ADOPTION

-------------------------------------------------------------------------------
     (b) (If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)



We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
-------------------------------------------------------------------------------
NAME OF PRESIDENT OR VICE PRESIDENT   NAME OF SECRETARY OR ASSISTANT SECRETARY
(Print or Type)                       (Print or Type)

-------------------------------------------------------------------------------
SIGNED (President or Vice President)  SIGNED (Secretary or Assistant Secretary)

===============================================================================
                  BY ACTION OF BOARD OF DIRECTORS AND MEMBERS
[ ]  4.   The above resolution was adopted by the board of directors and by members.

5.   Vote of members:
     (a)  (Use if no members are required to vote as a class.)
-------------------------------------------------------------------------------
NUMBER OF MEMBERS    TOTAL VOTING     VOTE REQUIRED FOR     VOTE FAVORING
ENTITLED TO VOTE     POWER            ADOPTION              ADOPTION

------------------------------------------------------------------------------
     (b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)



We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
-------------------------------------------------------------------------------
NAME OF PRESIDENT OR VICE PRESIDENT   NAME OF SECRETARY OR ASSISTANT SECRETARY
(Print or Type)                       (Print or Type)

-------------------------------------------------------------------------------
SIGNED (President or Vice President)  SIGNED (Secretary or Assistant Secretary)
                                      Exp 20
==============================================================================

                              For office use only
[Seal]                                FILING FEE  CERTIFICATION FEE  TOTAL FEES
FILED Dec. 1 3:00PM '88               $30 FT4.50  $   (O/A 15.50)    $70
                                      -----------------------------------------
SECRETARY OF STATE

/s/ AG
-----------------------               SIGNED (For Secretary of the State)
                                       rec: Andrew Glassman - rec 12/15/88 AG
                                      -----------------------------------------
                                      CERTIFIED COPY SENT ON (Date)   INITIALS
                                       Sorokin & Sorokin, PC
                                      -----------------------------------------
                                      TO
                                       One Corporate Center
                                      -----------------------------------------
                                      CARD           LIST           PROOF
                                       Hartford, CT  06103
==============================================================================
                                      expedited filing fee waived upon
                                      submission 3-990-10(b)

                                           FILING #0001581829 PG 01 OF 06
                                                  VOL B 00043
                                           FILED 01/11/1996 03:02 PM PAGE 02451
                                           SECRETARY OF THE STATE
                                           CONNECTICUT SECRETARY OF THE STATE


                             CERTIFICATE OF MERGER
                                       OF
                            EFI METAL FORMING, INC.
                                      AND
                        U.S. METAL FORMING, INCORPORATED


To the Secretary of State
State of Connecticut

     Pursuant to the provisions of the Stock Corporation Act of the State of Connecticut governing the merger of one or more domestic corporations with and into another domestic corporation, it is hereby certified that:

     1. The names of the merging corporations are U.S. Metal Forming, Incorporated which is a business corporation organized under the laws of the State of Connecticut, and which is to be the terminating corporation and EFI Metal Forming, Inc. which is a business corporation organized under the laws of the State of Connecticut, and which is to be the surviving corporation.

     2. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging U.S. Metal Forming, Incorporated with and into EFI Metal Forming, Inc. as approved by resolution of the Board of Directors of each of said merging corporations.

     3. The shareholder vote required to approve and adopt the Agreement and Plan of Merger on behalf of U.S. Metal Forming, Incorporated is 89 votes.

     4. The shareholder vote for the approval and the adoption of the Agreement and Plan of Merger on behalf of U.S. Metal Forming, Incorporated is 132 votes.

     5. The shareholder vote required to approve and adopt the Agreement and Plan of Merger on behalf of EFI Metal Forming, Inc. is 67 votes.

     6. The shareholder vote for the approval and the adoption of the Agreement and Plan of Merger on behalf of EFI Metal Forming, Inc. is 100 votes.

     7. The Agreement and Plan of Merger provides that EFI Metal Forming, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the laws of the State of Connecticut.


[Seal]

                                           FILING #0001581829 PG 02 OF 06
                                                  VOL B 00043
                                           FILED 01/11/1996 03:02 PM PAGE 02452
                                           SECRETARY OF THE STATE
                                           CONNECTICUT SECRETARY OF THE STATE


     8. The Agreement and Plan of Merger herein certified provides that the merger shall become effective in the State of Connecticut upon the filing of the Certificate of Merger with the Secretary of the State of Connecticut.

     The undersigned officers of EFI Metal Forming, Inc. hereby state under the penalties of false statement that the statements pertaining to EFI Metal Forming, Inc. contained in the foregoing Certificate of Merger are true.

     Dated at Hartford, Connecticut, on January 10, 1996.

                                          EFI METAL FORMING, INC.

                                          By: /s/ Gary Dayon
                                             ----------------------------------
                                              President

                                          By: /s/ Daniel D. Stokes
                                             ----------------------------------
                                              Secretary


     The undersigned officers of U.S. Metal Forming, Incorporated hereby state under the penalties of false statement that the statements pertaining to U.S. Metal Forming, Incorporated contained in the foregoing Certificate of Merger are true.

     Dated at Hartford, Connecticut, on January 10, 1996.

                                          U.S. Metal Forming, Incorporated

                                          By: /s/ Gary Dayon
                                             ----------------------------------
                                              President

                                          By: /s/ Elizabeth M. Dayon
                                             ----------------------------------
                                              Secretary


[Seal]

                                           FILING #0001581829 PG 03 OF 06
                                                  VOL B 00043
                                           FILED 01/11/1996 03:02 PM PAGE 02453
                                           SECRETARY OF THE STATE
                                           CONNECTICUT SECRETARY OF THE STATE

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (hereinafter referred to as the "Plan of Merger") dated January 10, 1996, by and between EYELETS FOR INDUSTRY, INC. ("EFI"), a corporation organized and existing under the laws of the State of Connecticut, EFI METAL FORMING, INC. ("EFIMF"), a corporation organized and existing under the laws of the State of Connecticut, and U.S. METAL FORMING, INCORPORATED ("U.S. Metal"), a corporation organized and existing under the laws of the State of Connecticut.

                              W I T N E S S E T H:

     WHEREAS:

     A. U.S. Metal and EFIMF have agreed to merge pursuant to a certain Agreement and Plan of Reorganization dated as of the date hereof (the "Agreement and Plan of Reorganization"); and

     B. The respective Boards of Directors of EFI, U.S. Metal and EFIMF (hereinafter sometimes referred to as the "Constituent Corporations") deem it advisable for the general welfare and advantage of the Constituent Corporations and the stockholders of EFIMF and U.S. Metal that U.S. Metal merge into EFIMF pursuant to the business corporate laws of the State of Connecticut and this Plan of Merger and the Agreement and Plan of Reorganization.

     NOW THEREFORE, in consideration of the premises, the parties do hereby agree as follows:

                              ARTICLE I -- MERGER

     U.S. Metal shall be and become merged with and into EFIMF on or at the Merger Date, as defined in Article II of this Plan of Merger. (The resulting merger is sometimes hereinafter referred to as the "Merger"). EFIMF shall be the surviving corporation and continue its corporate existence under the laws of the State of Connecticut.

                           ARTICLE II -- MERGER DATE

     The Merger shall become effective when all of the following shall have been completed:


[Seal]

                                           FILING #0001581829 PG 04 OF 06
                                                  VOL B 00043
                                           FILED 01/11/1996 03:02 PM PAGE 02454
                                           SECRETARY OF THE STATE
                                           CONNECTICUT SECRETARY OF THE STATE

     (a) Approval by the respective stockholders of U.S. Metal and EFIMF shall have been duly obtained;

     (b) Approval by the respective Boards of Directors of EFI, U.S. Metals and EFIMF shall have been duly obtained; and

     (c) The Certificate of Merger required by Section 33-367 of the Connecticut Stock Corporation Act shall have been duly executed and filed with the Secretary of State of Connecticut in accordance with Section 33-285 of the Connecticut Stock Corporation Act.

     The date and time thereon when the Merger becomes effective as provided above shall be referred to herein as the "Merger Date".

                  ARTICLE III -- CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation of EFIMF as it presently exists shall be the Certificate of Incorporation of EFIMF, as the surviving corporation, from and after the Merger Date, subject to the right of EFIMF to amend its Certificate of Incorporation in accordance with Connecticut law.

                              ARTICLE IV -- BYLAWS

     The bylaws of EFIMF, as in effect on the date hereof, shall be the bylaws of EFIMF, as surviving corporation, from and after the Merger Date, subject always to the right of EFIMF to amend its bylaws in accordance with Connecticut law.

                      ARTICLE V -- DIRECTORS AND OFFICERS

     (a) Directors: The names of the persons who shall constitute the Board of Directors of EFIMF, as the surviving corporation, from and after the Merger Date, are as follows:

                  Gary Dayon
                  Daniel D. Stokes
                  Bernard Rosselli, Jr.

         The persons named above shall serve as directors until the next annual meeting of the stockholders of EFIMF and until other shall be elected in their stead.

     (b) Officers: The names of the persons who shall be the officers of EFIMF, as surviving Corporation, are as follows:


[Seal]
                                       2

                                           FILING #0001581829 PG 06 OF 06
                                                  VOL B 00043
                                           FILED 01/11/1996 03:02 PM PAGE 02455
                                           SECRETARY OF THE STATE
                                           CONNECTICUT SECRETARY OF THE STATE

                  Gary Dayon - President
                  Daniel D. Stokes - Vice President, Secretary and Treasurer Bernard Rosselli, Jr. - Vice President

         The persons named above shall serve as directors until the next annual meeting of the stockholders of EFIMF and until others shall be elected in their stead.

                                   ARTICLE VI
               TERMS AND CONDITIONS AND MODE OF EFFECTING MERGER

     The mode of carrying the Merger into effect and the manner and basis of converting shares of U.S. Metal into shares of EFI upon the Merger Date shall be as follows:

     The 132 shares of U.S. Metal's Common Stock issued and outstanding on the Merger Date, by virtue of the Merger, shall be converted into 190 shares of EFI Class A Common Stock.

     At the Closing of the Merger, Gary Dayon, as the sole holder of the Common Stock of U.S. Metal, shall surrender his certificates evidencing the 132 shares of U.S. Metal Common Stock held by him and shall receive a certificate evidencing 190 shares of the Class A Common Stock of EFI with such legends restricting transfer as shall be required under applicable state and federal securities law and also to reflect any restrictions on transfer required under the form of any Stock Redemption or Stock Restriction Agreement entered into by Gary Dayon with respect to such shares.

                           ARTICLE VII -- TERMINATION

     This Plan of Merger shall be terminated and abandoned, notwithstanding any prior approval of the Merger by the shareholders of either or both U.S. Metal and EFIMF, if the Agreement and Plan of Reorganization is terminated.

                           ARTICLE VIII -- AMENDMENT

     This Plan of Merger may be amended or revised by action of the respective Board of Directors of the Constituent Corporations at any time prior to the Merger Date, notwithstanding any prior approval of the Merger by the respective stockholders of such corporations, as may be required to comply with the law of the State of Connecticut, and as may be otherwise necessary, desirable or expedient with respect to matters of form; provided, however, that no amendment or revision shall be made hereto unless such amendment or revision is permitted by law.


[Seal]
                                       3

                                           FILING #0001581829 PG 06 OF 06
                                                  VOL B 00043
                                           FILED 01/11/1996 03:02 PM PAGE 02456
                                           SECRETARY OF THE STATE
                                           CONNECTICUT SECRETARY OF THE STATE

                          ARTICLE IX -- MISCELLANEOUS

     (a) The parties will execute, at the time and from time to time, either before or after the Merger Date, such additional instruments and will take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred by virtue of the Merger or otherwise to carry out the intent and purposes of the Agreement and Plan of Reorganization and this Plan of Merger.

     (b) This Plan of Merger may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Plan of Merger to be executed by the officer whose signature appears below, hereunto duly authorized, and its corporate seal to be hereunder duly affixed, all on or as of the day and year first above written.

                                           EYELETS FOR INDUSTRY, INC.

                                           By: /s/ Bernard Rosselli, Jr.
                                              ---------------------------------
                                               Bernard Rosselli, Jr.
                                               Its President
                                               hereunto duly authorized


                                           EFI METAL FORMING, INC.

                                           By: /s/ Daniel D. Stokes
                                              ---------------------------------
                                               Daniel D. Stokes
                                               Its Vice President
                                               hereunto duly authorized


                                           U.S. METAL FORMING, INCORPORATED

                                           By: /s/ Gary Dayon
                                              ---------------------------------
                                               Gary Dayon
                                               Its President
                                               hereunto duly authorized


[Seal]

STATE OF CONNECTICUT                 )
                                     ) SS: HARTFORD
OFFICE OF THE SECRETARY OF THE STATE )

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 2nd day of March A.D. 1999
                         ---        -----        --
 /s/ Susan Bysiewicz
-------------------------------
  SECRETARY OF THE STATE

                                                 FILING #0001576614 PG 01 OF 03
                                                   VOL. B-00040
                                                 FILED 12/08/1995 10:42 AM
                                                 PAGE 02367
                                                   SECRETARY OF THE STATE
                                             CONNECTICUT SECRETARY OF THE STATE
CERTIFICATE OF INCORPORATION
STOCK CORPORATION
51-5 REV. 6-72                                              -------------------
                                                            INITIALS
                                                            -------------------
                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.   The name of the corporation is        EFI Metal Forming, Inc.
                                   --------------------------------------------

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

          To engage in any lawful act or business activity for which corporations may be formed under said Stock Corporation Act.



[Seal]

                                                 FILING #0001576614 PG 02 OF 03
                                                   VOL. B-00040
                                                 FILED 12/08/1995 10:42 AM
                                                 PAGE 02367
                                                   SECRETARY OF THE STATE
                                             CONNECTICUT SECRETARY OF THE STATE

                                  (Continued)

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof are as follows:

                  20,000 shares of common stock, no par value


4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant or authority to the board of directors pursuant to Section 33-341 1959 Supp. Conn. G.S., are as follows:

                  NONE


5. The minimum amount of stated capital with which the corporation shall commence business is

          One Thousand ($1,000.00)-----------------------dollars.
     ---------------------------------------------------
     (Not less than one thousand dollars)


6.   (7) - Other provisions

                  Pre-emptive rights are hereby waived.

Dated at  Hartford, CT   this   7th   day of   December   , 19  95
        ----------------      ------         -------------    ------
We hereby declare, upon the penalties of false statement, that the statements made in the foregoing certificate are true.

This certificate of incorporation must be signed by one or more incorporators.
-------------------------------------------------------------------------------
NAME OF INCORPORATOR     NAME OF INCORPORATOR          NAME OF INCORPORATOR
(Print or Type)          (Print or Type)               (Print or Type)

  Morris W. Banks        2.                            3.
-------------------------------------------------------------------------------
SIGNED (Incorporator)    SIGNED (Incorporator)         SIGNED (Incorporator)
                         2.                            3.
-------------------------------------------------------------------------------
NAME OF INCORPORATOR     NAME OF INCORPORATOR          NAME OF INCORPORATOR
(Print or Type)          (Print or Type)               (Print or Type)
                         5.                            6.
-------------------------------------------------------------------------------
SIGNED (Incorporator)    SIGNED (Incorporator)         SIGNED (Incorporator)
                         5.                            6.
-------------------------------------------------------------------------------
                         FRANCHISE FEE  FILING FEE     CERTIFICATION  TOTAL FEES
                                                       FEE
                         $              $              $              $
                         ------------------------------------------------------
                         SIGNED (For Secretary of the State)

                         ------------------------------------------------------
                         CERTIFIED COPY SENT ON (Date) INITIALS

                         ------------------------------------------------------
                         TO

                         ------------------------------------------------------
                         CARD                LIST           PROOF

                         ------------------------------------------------------
[Seal]

                                                 FILING #0001576614 PG 03 OF 03
                                                   VOL. B-00040
                                                 FILED 12/08/1995 10:42 AM
                                                 PAGE 02369
                                                   SECRETARY OF THE STATE
                                             CONNECTICUT SECRETARY OF THE STATE
APPOINTMENT OF STATUTORY AGENT FOR SERVICE
DOMESTIC CORPORATION
61-6 Rev. 6/88
                            Secretary of the State
                               30 Trinity Street
                              Hartford, CT 06106

Name of Corporation:     EFI Metal Forming, Inc.            Complete All Blanks

-------------------------------------------------------------------------------
The above corporation appoints as its statutory agent for service, one of the following:
-------------------------------------------------------------------------------
Name of Natural Person Who              Business Address               Zip Code
is Resident of Connecticut               One Corporate Center,
                                         Hartford, CT                   06103
     Morris W. Banks                    Residence Address              Zip Code
                                         1592 Asylum Avenue,
                                         West Hartford, CT              06117
-------------------------------------------------------------------------------
Name of Connecticut Corporation         Address of Principal Office
                                        in Conn.
                                        (If none, enter address of appointee's
                                        statutory agent for service)
-------------------------------------------------------------------------------
Name of Connecticut Corporation         Address of Principal Office
(Not organized under the Laws of        in Conn.
 Conn.*)                                (If none, enter "Secretary
                                        of the State of Conn.")
-------------------------------------------------------------------------------
*Which has procured a Certificate of Authority to transact business or conduct affairs in this state.
-------------------------------------------------------------------------------
                                 AUTHORIZATION
-------------------------------------------------------------------------------

Original Appointment     Name of Incorporator     Signed (Incorporator)  Date
(Must be Signed by a     (Print or Type)
majority of
Incorporators)           Morris W. Banks                                12/7/95
                       --------------------------------------------------------
                         Name of Incorporator     Signed (Incorporator)
                         (Print or Type)

                       --------------------------------------------------------
                         Name of Incorporator     Signed (Incorporator)
                         (Print or Type)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Subsequent Appointment   Name of President, Vice President               Date
                         or Secretary

                       --------------------------------------------------------
                         Signed (President, or Vice President
                         or Secretary)
                       --------------------------------------------------------
-------------------------------------------------------------------------------
Acceptance:    Name of Statutory Agent for Service     Signed (Statutory Agent
               (Print or Type)                         for Service)

               Morris W. Banks
-------------------------------------------------------------------------------
For Official Use Only         Rec; CC:

                              -------------------------------------------------

                              -------------------------------------------------

                              -------------------------------------------------
                              Please provide filer's name and complete address for mailing receipt
[Seal]

STATE OF CONNECTICUT                 )
                                     ) SS: HARTFORD
OFFICE OF THE SECRETARY OF THE STATE )

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of Said State, at Hartford, this 2nd day of March A.D. 1999
                         ---        -----        --
 /s/ Susan Bysiewicz
-------------------------------
  SECRETARY OF THE STATE

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:15 AM 01/26/1996
960024928 - 2586195


                         CERTIFICATE OF INCORPORATION
                                      OF
                         GREAT LAKE ACQUISITION CORP.
                           (a Delaware corporation)

                              ******************

FIRST: The name of the Corporation is Great Lake Acquisition Corp.

SECOND: The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shares shall be Common Stock of One Cent ($.01) par value.

The number of authorized shares may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

FIFTH: The name and mailing address of the sole incorporator is as follows:

      NAME                  MAILING ADDRESS
      ----                  ---------------
Jeffrey T. Haynes   41 S. High Street, Columbus, Ohio 43215

The powers of the incorporator shall terminate upon the election of the initial directors and the adoption of the By-laws.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

EIGHTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of a dividend or the payment for the purchase or redemption of the Corporation's stock in violation of
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of January, 1996.


                                          /s/Jeffrey T. Haynes
                                          ------------------------------------
                                          Jeffrey T. Haynes, Incorporator




                                             STATE OF DELAWARE
                                             SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 04:00 PM 01/31/1996
                                             960030679 - 2586195

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                               GREAT LAKE, INC.
                                     INTO
                         GREAT LAKE ACQUISITION CORP.

                           *     *     *     *     *

      Great Lake Acquisition Corp., a corporation organized and existing under the laws of Delaware (this "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That this Corporation was incorporated on January 26, 1996, pursuant to the General Corporation Law of the State of Delaware.

      SECOND: That this Corporation owns all of the outstanding shares of the capital stock of Great Lake, Inc., a corporation incorporated on November 30, 1984, pursuant to the Business Corporation Act of the State of Michigan ("GLI").

      THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on January 26, 1996, determined to and did merge into itself GLI:

           RESOLVED, that this Corporation shall merge, and it hereby does merge into itself Great Lake, Inc., a Michigan corporation ("GLI"), and assumes all of its obligations;

           FURTHER RESOLVED, that such merger shall be effective on February 1, 1996;

           FURTHER RESOLVED, that the proper officers of this Corporation be, and they hereby are, authorized and directed, for and on behalf of the Corporation, to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge with GLI and to assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and a certified copy thereof to be recorded in the Office of the Recorder of Deeds of New Castle
      County, Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anyway necessary or proper to effect said merger; and

           FURTHER RESOLVED, that in said merger, this Corporation shall change its name by changing Article FIRST and the Certificate of Incorporation of this Corporation to read as follows:

      FIRST:  The name of the corporation is Great Lake, Inc.

      IN WITNESS WHEREOF, said Great Lake Acquisition Corp. has caused this Certificate to be signed by John Marshall, its President, and attested by Kenneth H. Koch, its Secretary, this thirty-first day of January, 1996.


ATTEST:                                 GREAT LAKE ACQUISITION CORP.

/s/ Kenneth H. Koch                     By: /s/ John Marshall
----------------------------               ----------------------------------
Kenneth H. Koch, Secretary                      John Marshall, President



                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 04:01 PM 01/31/1996
                                                960030688 - 2586195

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                              KAR TOOL CO., INC.
                                     INTO
                             GREAT LAKE INC. CORP.

                           *     *     *     *     *

      Great Lake, Inc., a corporation organized and existing under the laws of Delaware (this "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That this Corporation was incorporated on January 26, 1996, pursuant to the General Corporation Law of the State of Delaware.

      SECOND: That this Corporation owns all of the outstanding shares of the capital stock of Kar Tool Co., Inc., a corporation incorporated on December 17, 1969, pursuant to the Business Corporation Act of the State of Michigan ("KTC").

      THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on January 26, 1996, determined to and did merge into itself KTC:

           RESOLVED, that this Corporation shall merge, and it hereby does merge into itself Kar Tool Co., Inc., a Michigan corporation ("KTC"), and assumes all of its obligations;

           FURTHER RESOLVED, that such merger shall be effective on February 1, 1996;

           FURTHER RESOLVED, that the proper officers of this Corporation be, and they hereby are, authorized and directed, for and on behalf of the Corporation, to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge with KTC and to assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and a certified copy thereof to be recorded in the Office of the Recorder of Deeds of New Castle County, Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anyway necessary or proper to effect said merger; and

      IN WITNESS WHEREOF, said Great Lake, Inc. has caused this Certificate to be signed by John Marshall, its President, and attested by Kenneth H. Koch, its Secretary, this thirty-first day of January, 1996.


ATTEST:                                   GREAT LAKE INC.

/s/ Kenneth H. Koch                       By: /s/ John Marshall
-----------------------------                 --------------------------------
Kenneth H. Koch, Secretary                    John Marshall, President




                                             STATE OF DELAWARE
                                             SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 09:00 AM 04/20/1998
                                             981149430 - 2586195

              CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
                        OFFICE AND REGISTERED AGENT
                                    OF

                             GREAT LAKE, INC.
                      _______________________________

       The Board of Directors of:

                             GREAT LAKE, INC.

a corporation of the State of Delaware, on this 9th day of April, A.D. 1998, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

      The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

GREAT LAKE, INC.

a corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.


      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Fred L. Steward this 9th day of April A.D. 1998.


                                                    /s/ Fred L. Stewart
                                                    --------------------------
                                                        Authorized Officer

                         CERTIFICATE OF INCORPORATION
                                      OF
                           INSILCO ASIA CORPORATION
                           (a Delaware corporation)

                     * * * * * * * * * * * * * * * * * * *

FIRST: The name of the Corporation is Insilco Asia Corporation.

SECOND: The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shares shall be Common Stock of One Cent ($.01) par value.

The number of authorized shares may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

FIFTH: The name and mailing address of the sole incorporator is as follows:

       NAME              MAILING ADDRESS
       ----              ---------------

       Jeffrey T. Hayes  41 S. High Street, Columbus, Ohio 43215

The powers of the incorporator shall terminate upon the election of the initial directors and the adoption of the By-laws.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by the statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

EIGHTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the matter now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of a dividend or the payment for the purchase or redemption of the Corporation's stock in violation of
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 4th day of March, 1996.


                                          /s/ Jeffrey T. Hayes
                                          ------------------------------------
                                          Jeffrey T. Hayes, Incorporator


                CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                          OFFICE AND REGISTERED AGENT

                                      OF

                           INSILCO ASIA CORPORATION

      The Board of Directors of:

                           INSILCO ASIA CORPORATION

a Corporation of the State of Delaware, on this 9th day of April, A.D. 1998, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

      The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

INSILCO ASIA CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Fred L. Stewart, this 9th day of April A.D. 1998.


                                                   /s/ Fred Stewart
                                                   ---------------------------
                                                   Authorized Officer

                         CERTIFICATE OF INCORPORATION

                                      OF

                         JEFFERSON SHELL, INCORPORATED


               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

               FIRST: The name of the corporation (hereinafter called the "corporation") is

                        JEFFERSON SHELL, INCORPORATED

               SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

               No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

               FIFTH: The name and the mailing address of the incorporator are as follows:

               NAME     MAILING ADDRESS

               R.G. Dickerson       299 South State Street, Dover, Delaware

               SIXTH:  The corporation is to have perpetual existence.

               SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on September 17, 1985.
                                         /s/ R.G. Dickerson
                                    ----------------------------
                                          R.G. Dickerson
                                          Incorporated


                           CERTIFICATE OF AMENDMENT

                        OF CERTIFICATE OF INCORPORATION

                         JEFFERSON SHELL, INCORPORATED

               It is hereby certified that:

               1. The name of the corporation (hereinafter called the "Corporation") is Jefferson Shell, Incorporated.

               2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

               FIRST: The name of the corporation (hereinafter called the "corporation") is Signal Transformer Co., Inc.

               3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               4. The effective date of the amendment herein certified shall be the filing date.

               Signed and attested to on May 24, 1989.

                                    /s/ Sherwood S. Willard
                                    --------------------------
                                    Sherwood S. Willard
                                    Vice President

Attest:

/s/ J. Randal Greaves
-------------------------
J. Randal Greaves
Assistant Secretary

STATE OF CONNECTICUT  )
                      ) ss:   Meriden
COUNTY OF NEW HAVEN   )

               BE IT REMEMBERED that, on May 24, 1989, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Sherwood S. Willard, Vice President of Jefferson Shell, Incorporated, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.


               GIVEN under my hand on May 24, 1989.

                                    _____________________
                                    Notary Public
                                    My commission expires
                                    March 31, 1993

(Seal)


                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF

                         SIGNAL TRANSFORMER CO., INC.

                    Pursuant to Section 242 and 303 of the
               General Corporation Law of the State of Delaware

            Signal Transformer Co., Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that:

                  1. Insilco Corporation, a Delaware corporation ("Insilco"), along with thirteen of its subsidiaries, including the Company, filed a voluntary petition for reorganization pursuant to chapter 11 of the United States Bankruptcy Code on January 13, 1991, commencing jointly administered cases styled In re Insilco Corporation, Case No. 91-70021-RBK (Bankr. W.D. Tex.).

                  2. The Amended and Restated Plan or Reorganization (the "Plan of Reorganization") Jointly Proposed by the Debtors and the Official Joint Committee of Unsecured Creditors, including Insilco and twelve of its debtor subsidiaries, including the Company, was confirmed by the United States Bankruptcy Court for the Western District of Texas, Midland-Odessa Division by order entered on November 24, 1992, and became effective on the date hereof.

                  3. The Plan of Reorganization, as confirmed, contemplated that, on the effective date of the Plan of Reorganization or as soon thereafter as practicable, a Certificate of Amendment to Certificate of Incorporation of the Company was to be filed by the appropriate officers of the Company.

                  4. Article FOURTH of the existing Certificate of Incorporation of the Company is amended by this Certificate of Amendment to Certificate of Incorporation by the insertion after the third sentence thereof of the following:

                        "The corporation does not have the power to issue any non-voting stock."

                  5. Pursuant to Section 12.9 of the Plan of Reorganization and Section 303 of the General Corporation Law of the State of Delaware (the "Corporation Law"), the Board of Directors of the Company, as reorganized effective as of the date hereof, has designated the undersigned officers of the Company, among others, to carry out and effect the Plan of Reorganization, including amending the Company's Certificate of Incorporation substantially in the form contemplated therein, with such changes therein as shall be approved by such officers, without further action by the Company's directors or stockholders and with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Company.

                  6. The amendment made by this Certificate of Amendment to Certificate of Incorporation has been effected by conformity with the provisions of the Plan of Reorganization and Sections 242 and 303 of the Corporation Law, and such amendment was made, executed and acknowledged in accordance with Section 303(c) of the Corporation Law by the designated officers of the Company as of the date hereof.

            IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been executed as of April 1, 1993.

                                    SIGNAL TRANSFORMER CO., INC.


                                    By: /s/ J. Randal Greaves
                                        -------------------------------
                                          J. Randal Greaves
                                          Vice President, Treasurer and
                                            Assistant Secretary

ATTEST:

/s/ Karen L. Wolf
----------------------------
Karen L. Wolf
Vice President and Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 TRANMIN, INC.


               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

               FIRST:   The name of the corporation (hereinafter called the
"corporation") is

                               TRANMIN, INC.

               SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

               No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

               FIFTH: The name and the mailing address of the incorporator are as follows:

       NAME             MAILING ADDRESS
       ----             ---------------

      R. G. Dickerson  229 South State Street, Dover Delaware

               SIXTH:  The corporation is to have perpetual existence.

               SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               NINTH: The corporation shall, to the fullest extent permitted by Section 345 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and, as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders or the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on April 8, 1983.


                                                /s/ R. G. Dickerson
                                                ----------------------------
                                                    R. G. Dickerson
                                                       Incorporator



                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 TRANMIN, INC.


               It is hereby certified that:

               1. The name of the corporation (hereinafter called the "corporation") is Tranmin, Inc.

               2. The certificate of incorporation of the corporation is hereby amended by deleting in its entirety the first sentence of the first article thereof and by substituting in lieu of said sentence the following new sentence:

                  "FIRST:   The name of the corporation (hereinafter called
                  the "corporation") is

                        Minitran, Inc."

               3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 22, 1983.

                                                /s/ Sherwood S. Willard
                                                ------------------------------
                                                Vice President
Attest:

/s/ JoAnn J. Dahlquist
------------------------------
Secretary



STATE OF CONNECTICUT)
                    ) ss: Meriden
COUNTY OF NEW HAVEN )


               BE IT REMEMBERED that, on June 22, 1983, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Sherwood S. Willard, Vice President of Tranmin, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

               Given under my hand on June 22, 1983.




                                                /s/ Ellen J. DeLucia
                                                ------------------------------
                                                Notary Public
                                                My commission expires 3/31/83



                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                MINITRAN, INC.


               It is hereby certified that:

               1. The name of the corporation is Minitran, Inc.

               2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST:   The name of the corporation (hereinafter called
                  the "corporation") is

                        Signal Transformer de Puerto Rico, Inc."

               3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

               4. The effective date of the amendment herein certified shall be the filing date.

Signed and attested to on December 6, 1985.


                                                /s/ Sherwood S. Willard
                                                ------------------------------
                                                Vice President


Attest:

/s/ JoAnn J. Dahlquist
------------------------------
Secretary


STATE OF CONNECTICUT)
                    ) ss: Meriden
COUNTY OF NEW HAVEN )


               BE IT REMEMBERED that, on December 6, 1985, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Sherwood S. Willard, Vice President of Minitran, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

               Given under my hand on December 6, 1985.




                                          /s/ Jeanne Campbell
                                          ------------------------------------
                                          Notary Public
                                          My commission expires March 31, 1990



(Seal)

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                    SIGNAL TRANSFORMER DE PUERTO RICO, INC.


               It is hereby certified that:

               1. The name of the corporation is Signal Transformer de Puerto Rico, Inc.

               2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST:   The name of the corporation (hereinafter called
                  the "corporation") is
                  Signal Caribe, Inc."

               3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

               4. The effective date of the amendment herein certified shall be the filing date.

Signed and attested to on February 26, 1986.

                                            /s/ Sherwood S. Willard
                                            ------------------------------
                                            Vice President
Attest:

/s/ JoAnn J. Dahlquist
------------------------------
Secretary



STATE OF CONNECTICUT)
                    ) ss: Meriden
COUNTY OF NEW HAVEN )


               BE IT REMEMBERED THAT, on February 26, 1986, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Sherwood S. Willard, Vice President of Signal Transformer de Puerto Rico, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

               Given under my hand on February 26, 1986.


                                          /s/ Jeanne Campbell
                                          ------------------------------------
                                          Notary Public
                                          My commission expires March 31, 1990



                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF

                              SIGNAL CARIBE, INC.

                    Pursuant to Section 242 and 303 of the
               General Corporation Law of the State of Delaware


               Signal Caribe, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that:

               1. Insilco Corporation, a Delaware corporation ("Insilco"), along with thirteen of its subsidiaries, including the Company, filed a voluntary petition for reorganization pursuant to chapter 11 of the United States Bankruptcy Code on January 13, 1991, commencing jointly administered cases styled In re Insilco Corporation, Case No. 91-70021-RBK (Bankr. W.D. Tex.).

               2. The Amended and Restated Plan of Reorganization (the "Plan of Reorganization") Jointly Proposed by the Debtors and the Official Joint Committee of Unsecured Creditors, including Insilco and twelve of its debtor subsidiaries, including the Company, was confirmed by the United States Bankruptcy Court for the Western District of Texas, Midland-Odessa Division by order entered on November 24, 1992, and became effective on the date hereof.

               3. The Plan of Reorganization, as confirmed, contemplated that, on the effective date of the Plan of Reorganization or as soon hereafter as practicable, a Certificate of Amendment to Certificate of Incorporation of the Company was to be filed by the appropriate officers of the Company.

               4. Article FOURTH of the existing Certificate of Incorporation of the Company is amended by this Certificate of Amendment to Certificate of Incorporation by the insertion after the first sentence thereof of the following:

                  "The corporation does not have the power to issue any non-voting stock."

               5. Pursuant to Section 12.9 of the Plan of Reorganization and
Section 303 of the General Corporation Law of the State of Delaware (the "Corporation Law"), the Board of Directors of the Company, as reorganized effective as of the date hereof, has designated the undersigned officers of the Company, among others, to carry out and effect the Plan of Reorganization, including amending the Company's Certificate of Incorporation substantially in the form contemplated therein, with such changes therein as shall be approved by such officers, without further action by the Company's directors or stockholders and with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Company.

               6. The amendment made by this Certificate of Amendment to Certificate of Incorporation has been effected in conformity with the provisions of the Plan of Reorganization and Sections 242 and 303 of the Corporation Law, and such amendment was made, executed and acknowledged in accordance with Section 303(c) of the Corporation Law by the designated officers of the Company as of the date hereof.

               IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been executed as of April 1, 1993.

                                        SIGNAL CARIBE, INC.


                                        By: /s/   J. Randal Greaves
                                            ------------------------------
                                            J. Randal Greaves
                                            Vice President, Treasurer and
                                            Assistant Secretary


ATTEST:

/s/ Karen L. Wolf
------------------------------
Karen L. Wolf
Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 STEELCO, INC.

                                 -------------

         We, the undersigned, for the purposes of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known as the "General Corporation Law of the State of Delaware"), do make and file this Certificate of Incorporation in writing and do hereby certify as follows, to wit:

         FIRST: The name of the corporation (hereafter called the corporation) is

                                 STEELCO, INC.

         SECOND: The respective names of the County and of the City within the County in which the principal office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the resident agent of the corporation is The Prentice-Hall Corporation System, Inc. The street and number of said principal office and the address by street and number of said resident agent is 229 South State Street, Dover, Delaware.

         THIRD: The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

               To devise, design, develop, create, manufacture, fabricate, assemble, construct, finish, refinish, plate, re-plate, stamp, mold, extrude, produce, improve, import, export, buy, sell, install, maintain, exchange, job, lease, hire, let, contract in relation to, invest in, mortgage, trade and generally deal in and with, at wholesale and retail, as principal, agent, factor, broker, commission merchant or otherwise, original equipment parts for the automotive industry as well as any and all kinds of metals and products, devises, machines, accessories, parts and appliances fabricated in whole or in part from metals, compounds and alloys, and to be manufacturing, contracting and merchandising of any and every kind and nature, and to deal in and with goods, wares, merchandise and property of every kind, class, nature and description.

               To carry on a general machine shop and metal working business; to manufacture from any kind of material any and all kinds of metal products; to engage in and carry on the business of metallurgists, machinists, metal workers, iron and steel converters, smiths, fitters, cutters, boiler and plate makers and manufacturers of automotive parts and hardware of all kinds.

               To engage in the general business of molding, shaping, forming, rolling, pressing, stamping, extruding, welding, joining, assembling, finishing, plating, polishing, processing and fabricating any and all kinds of metals and metal products, and by-products and products made wholly or in part from any metal, mineral, chemical, biological, natural or synthetic elements or objects, or the components or by-products thereof, and to do everything necessary, convenient or useful in the furtherance of the foregoing.

               To acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, laboratories, shops, storehouses, warehouses, buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all sets proper or necessary for the purpose of the business.

               To do a general brokerage, commission merchants' and selling agents' business; to make and enter into all manner and kinds of contracts, agreements and obligations by or with any person or persons, corporation or corporations, for the purchasing, requiring, selling, financing, manufacturing and dealing in any articles of personal property of any kind or nature whatsoever, and generally with full power to perform any and all sets connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

               To acquire by purchase, exchange, concession, easement, contract, lease or otherwise, to hold, own, use, control, manage, improve, maintain and develop, to mortgage, pledge, grant, sell, convey, exchange, assign, divide, lease, sublease, or otherwise encumber and dispose of, and to deal and trade in, real estate improved or unimproved, lands, leaseholds, options, concessions, easements, tenements, hereditaments and interests in real, mixed, and personal property, of every kind and description wheresoever situated, and any and all rights therein.

               To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contrast with reference to:

                    (a) inventions, devices, formulae,processes and any
               improvements and modifications thereof;

                    (b) letters patent, patent rights, patented processes,
               copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof and all rights connected therewith or appertaining thereunto;

                    (c) franchises, licenses, grants and concessions.

               To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

               To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof; to enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations and other arrangements for carrying on of one or more of the purposes set forth in this Certificate of Incorporation, jointly or in common with others.

               To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

               To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

               To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof or of any other combination, organization or entity whatsoever.

               To borrow money for any of the purposes of the
         corporation, from time to time, and without limit as to amount;
                                       4
         from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation, then owned or thereafter acquired.

               To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

               To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

               To organize or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

                    To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

              To carry out all or any part of the foregoing objects and purposes in any and all parts of the world and to conduct business in all or any of its branches as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities located in or organized under the laws of any part of the world, either directly or indirectly as a member of any partnership, general or limited, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes and which might be engaged in or carried on by a corporation formed under the General Corporation Law and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in the State of Delaware or in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

         FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

         Each share of Common Stock shall entitle the holder thereof to have one (1) vote for the election of directors and upon any other matter presented to the stockholders at any meeting.

         Each share of stock, issued by the corporation for which the full consideration has been paid or delivered, shall be deemed fully-paid stock and non-assessable.

         No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for or otherwise acquire any shares of stock of any class, whether now or hereafter authorized, or any securities or obligations convertible into, or exchangeable for, or any right, warrant or option to purchase, any shares of stock or any class which the corporation may at any time hereafter issue or sell, whether now or hereafter authorized, but any and all such stock, securities, obligations, rights, warrants and options may, without any action by the stockholders, be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations upon such terms and for such consideration as the Board of Directors in its discretion may from time to time determine, without first offering any thereof to any class of stockholders.

         The corporation shall be entitled to trust the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars.

         SIXTH: The names and places of residence of each of the incorporators are as follows:

                  NAME                         PLACE OF RESIDENCE

                  R.G. Dickerson                 Dover, Delaware
                  J.A. Kent                      Dover, Delaware
                  Z.A. Pool, III                 Dover, Delaware

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

         NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

              1. The number of directors of the corporation shall be as specified in the By-Laws of the corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than the minimum number prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders.

              2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                    (a) To make, alter, amend, and repeal By-Laws, subject to
               the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

                   (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

                   (c) Without the assent or vote of the stockholders, to
               authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

                   (d) To establish bonus, profit sharing or other types
               of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

               In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the corporation.

               3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the corporation.

               4. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no set of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

              5. Any contract, set or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

         TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

         IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set our respective hands and seals.

Dated at Dover, Delaware
September 2, 1964


                                              ____________________________(L.S.)


                                              ____________________________(L.S.)


                                              ____________________________(L.S.)

STATE OF DELAWARE)
                 ) SS.:
COUNTY OF KENT   )

         BE IT REMEMBERED that personally appeared before me, F. K. Tuller, a Notary Public in and for the County and State aforesaid, R. G. Dickerson, J.
A. Kent, and Z. A. Pool, III, all the incorporators who signed the foregoing Certificate of Incorporation, known to me personally to be such, and I having made known to them and each of them the contents of said Certificate of Incorporation, they did severally acknowledge the same to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office this 2nd day of September, A. D. 1964.


                                                   ----------------------------
                                                        F. Kenneth Tuller
                                                           Notary Public

                              AGREEMENT OF MERGER

                                    BETWEEN

                            STEEL PARTS CORPORATION

                                      AND

                       PEERLESS WIRE GOODS COMPANY, INC.


THIS AGREEMENT CONSISTS OF pp. 1-9, 9A, 9B, 10-17, 17A, 18-22, 22A, 23, 24, 24A, 25-30.

                              AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER, dated as of November 20, 1969, Pursuant to Sections 25-231 and 25-314a of the Indiana General Corporation Act and Section 252 of the Delaware General Corporation Law, by and between STEEL PARTS CORPORATION ("Steel Parts"), a wholly-owned subsidiary of INSILCO CORPORATION ("Insilco"), and PEERLESS WIRE GOODS COMPANY, INC. ("Peerless"), Steel Parts and Peerless being herein sometimes collectively called the "Constituent Corporations";

                             W I T N E S S E T H:

         WHEREAS Peerless is a corporation organized and existing under the laws of the State of Indiana and Steel Parts is a corporation organized and existing under the laws of the State of Delaware; and

         WHEREAS the laws of the States of Indiana and Delaware permit and authorize the merger of said corporations; and

         WHEREAS the respective Boards of Directors of Peerless and Steel Parts deem it desirable and in the best interests of their respective corporations and their respective shareholders that Peerless be merged with and into Steel Parts pursuant to the provisions of the Indiana General Corporation Act and the Delaware General Corporation Law upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein contained, it is hereby agreed by and between the parties hereto that Steel Parts and Peerless shall be merged as of the Effective Date (as defined in Section 3.2 hereof) into a single surviving corporation (herein sometimes called the "Surviving Corporation"), which shall be Steel Parts, one of the Constituent Corporations, which shall continue its corporate existence and shall remain a Delaware corporation governed by the laws of that State, all on the terms and conditions herein set forth.

               I. NAME CERTIFICATE OF INCORPORATION AND BY-LAWS

         The name of the Surviving Corporation shall be "Steel Parts Corporation." The Certificate of Incorporation and the By-Laws of Steel Parts as in effect on the Effective Date shall from and after the Effective Date be the Certificate of Incorporation and By-Laws of the Surviving Corporation until changed as provided therein or by Delaware law.

                   II. STATUS AND CONVERSION OF SECURITIES

         2.1. Peerless Common Stock. The shares of Peerless Common Stock outstanding on the Effective Date (except any shares of Peerless Common Stock owned on the Effective Date by Peerless, which shall be cancelled) shall be converted into and exchanged for shares of Insilco Common Stock at the rate of 1,767 shares or Insilco Common Stock for each share of Peerless Common Stock (the "Common Conversion Rate"). The parties to this Agreement understand that the Common Conversion Rate gives effect to the 5% stock dividend payable December 1, 1969 to holders of Insilco Common Stock of record November 14, 1969, and no further adjustment shall be made in the Common Conversion Rate by virtue of said dividend. After the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Peerless Common Stock shall be instructed to surrender such certificate or certificates to Continental Illinois National Bank and Trust Company of Chicago, co-transfer agent for Insilco's Common Stock (the "Exchange Agent"), and shall receive in exchange therefor a certificate or certificates representing the number of whole shares of Insilco Common Stock into and for which the shares of Peerless Common Stock theretofore represented by such surrendered certificate or certificates have been converted. In lieu of the issuance of fractional Common Stock, the Exchange Agent shall pay to each holder of an outstanding certificate or certificates theretofore representing shares of Peerless Common Stock upon the surrender thereof as aforesaid an amount in cash equal to the fair market value of any fractional interest in a share of Insilco Common Stock represented by such certificate or certificates, such value to be determined on the basis of the closing price of Insilco Common Stock on the New York Stock Exchange on the last day prior to the date of such surrender. Until surrendered and exchanged, each outstanding certificate theretofore representing shares of Peerless Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, to stockholders of Insilco, to represent the number of whole shares of Insilco Common Stock into and for which the shares of Peerless Common Stock theretofore represented thereby shall have been converted. No dividend or other distribution, if any, payable to holders of record of shares of Insilco Common Stock shall be paid to tile holders of such outstanding certificates theretofore representing shares of Peerless Common Stock; provided, however, that upon surrender and exchange of such certificates, there shall be paid to the record holders of the certificate or certificates issued in exchange therefore, the amount the without interest thereon, of dividends and other distributions, if any, which theretofore have been declared and become payable with respect to the number of whole shares of Insilco Stock represented thereby.

         2.2. Peerless Preferred Stock. The shares of Peerless 6% Cumulative Preferred Stock (the "Peerless Preferred Stock") outstanding on the Effective Date (except any shares of Peerless Preferred Stock owned on the effective date by Peerless, which shall be cancelled) shall be converted into and exchanged for shares of Insilco Common Stock at the rate of four shares of Insilco Common Stock for each share of Peerless Preferred Stock (the "Preferred Conversion Rate"). The parties to this Agreement understand that the Preferred Conversion Rate gives effect to the 5% stock dividend payable December 1, 1969 to holders of Insilco Common Stock of record November 14, 1969, and no adjustment shall be made in the Preferred Conversion Rate by virtue of said dividend. After the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Peerless Preferred Stock shall be instructed to surrender such certificate or certificates to the Exchange Agent, and shall receive in exchange therefor a certificate or certificates representing the number of shares of Insilco Common Stock into and for which the shares of Peerless Preferred Stock theretofore represented by such surrendered certificate or certificates have been converted. As of the Effective Date, dividends shall cease to accrue on the Peerless Preferred Stock, and upon surrender and exchange, of any certificate or certificates for shares or Peerless Preferred Stock, all dividends accrued on said shares to the Effective Date shall be paid to the holders of record of such Peerless Preferred Stock at the rate provided for in the Articles of Incorporation of Peerless, without interest thereon. Until surrendered and exchanged, each outstanding certificate theretofore representing shares of Peerless Preferred Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, to stockholders of Insilco to represent the number of whole shares of Insilco Common Stock into and for which the shares of Peerless Preferred Stock theretofore represented thereby shall have been converted. No dividend or other distribution if any, payable to holders of record of shares of Insilco Common Stock shall be paid to the holders of such outstanding certificates theretofore representing shares of Peerless Preferred Stock; provided, however, that upon surrender and exchange of such certificates, there shall be paid to the record holders of the certificate or certificates issued in exchange therefor, the amount, without interest thereon, of dividends and other distributions, if any, which theretofore have been declared and become payable with respect to the number of whole shares of Insilco Common Stock represented thereby.

         2.3. Peerless Capital Stock Owned by Peerless. No cash or securities or other property shall be issued in respect of shares of Peerless capital stock owned on the Effective Date by Peerless and on the Effective Date all such shares of Peerless capital stock owned by Peerless and the certificates representing the same shall be cancelled and all rights in respect thereof shall cease to exist.

         2.4. Steel Parts Common Stock. All authorized shares of Common Stock of Steel Parts, whether issued or unissued, outstanding or reacquired, shall continue unchanged as shares of Common Stock of the Surviving Corporation.

              III. STOCKHOLDER APPROVALS; FILING; EFFECTIVE DATE

         3.1. Stockholder Approvals. (a) Promptly after the execution and delivery of this Agreement, (i) this Agreement shall be submitted to Insilco as the sole stockholder of Steel Parts for adoption and approval by written consent in accordance with the Delaware General Corporation Law, and (ii) a meeting of the stockholders of Peerless shall be called on at least ten days prior written notice, to be held in accordance with the General Corporation Act of the State of Indiana on or before December 5, 1969 to consider and vote upon the adoption and approval of this Agreement.

         (b) If this Agreement is approved and adopted by the written consent or Insilco in accordance with General Corporation Law of the State of Delaware, and if it is approved at the aforesaid meeting by the holders of at least a majority of the outstanding shares of capital stock of each class of Peerless entitled to vote thereon as a class, and at least a majority of the total shares entitled to vote thereon, in accordance with the General Corporation Act of the State of Indiana, such facts shall be certified upon executed copies of this Agreement by the Secretary or an Assistant Secretary of Steel Parts and of Peerless under their respective corporate seals. Upon the expiration of the 30-day waiting period required by Section 25-231(f) of the Indiana General Corporation Act, this Agreement shall be submitted to the Boards of Directors of Steel Parts and Peerless, and if approved as provided in said Section 25-231(f), such facts shall be certified upon this Agreement in the same manner as provided in the preceding sentence. Thereafter, this Agreement, so adopted, approved and certified, shall be signed, sealed and acknowledged by and on behalf of Steel Parts and Peerless; and if the merger is not thereafter abandoned as permitted by the provisions of this Agreement, this Agreement so adopted, approved, certified, signed, sealed and acknowledged shall be presented to the Secretary of the State of Indiana in the manner provided for by Sections 25-231(f) -- 25-231(h) of the Indiana General Corporation Act. After the Secretary of State of Indiana has issued a certificate of merger, this Agreement shall be submitted for filing and recording in accordance with the General Corporation Law of the State of Delaware.

         3.2. Filing Effective Date. This Agreement shall become effective on the later of (a) the date when this Agreement duly certified, signed, sealed and acknowledged has been filed in the office of the Secretary of State of the State of Delaware, or (b) the close of business on January 10, 1970 (the "Effective Date"). It shall then be promptly recorded in the office of the Recorder of Deeds, County of Kent, State of Delaware. Steel Parts and Peerless shall agree upon the date and the time on which this Agreement shall be submitted for filing to the Secretaries of State of the States of Indiana and Delaware; provided, however that such submission for filing shall be made as promptly as practicable and in any event on or before January 23, 1970, unless a later date shall have been approved by the Boards of Directors of Steel Parts and Peerless.

                        IV. CERTAIN EFFECTS OF MERGER

         When the merger becomes effective, the separate existence or Peerless shall be merged into Steel Parts and the Surviving Corporation, without further action, shall succeed to and shall possess and enjoy all the rights, privileges, powers, and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities, and duties of Peerless, and all and singular, the rights, privileges, powers and franchises of Peerless and all property, real, personal, and mixed, and all debts due to Peerless on whatever account, including stock subscriptions and all other things in action and every other interest, of or belonging to or due to Peerless shall be taken and transferred to and vested in the Surviving Corporation as effectually as they were vested in Peerless; and all property, rights privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Peerless; and the title to any real estate or any interest therein and to any other property, whether vested by deed or otherwise, under the laws of the State of Indiana or of any other jurisdiction, vested in Peerless, shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon the property of Peerless shall be preserved unimpaired, and all debts, liabilities, and duties of Peerless shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as they had been incurred or contracted by it and the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of Peerless, including but not limited to liabilities, obligations and penalties of Peerless under existing leases and guarantees of leases. Any claim existing or action or proceeding, civil or criminal, pending by or against either Peerless or Steel Parts may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either Peerless or Steel Parts may be enforced against the Surviving Corporation. At any time, or from time to time, after the Effective Date, the last acting officers of Peerless, or the corresponding officers of the Surviving Corporation, may, in the name of Peerless, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of Peerless's property, rights, privileges, immunities, powers and franchises, and otherwise to carry out the purposes of this Agreement.

                                 V. COVENANTS

         5.1. Covenants. Peerless agrees that, unless Steel Parts shall have otherwise consented, prior to the Effective Date;

         (a) Peerless will operate its business only in the usual, regular and ordinary manner and will use its best efforts to (i) preserve its present business organization intact, (ii) keep available the services of the present officers and employees, and (iii) preserve the present relationships of Peerless with persons having business dealings with it.

         (b) No amendment will be made in the Articles of Incorporation or By-Laws of Peerless, and Peerless will not merge or consolidate with any other corporation.

         (c) No change will be made in the number of shares of Peerless Common Stock or Peerless Preferred Stock issued and outstanding; no option, warrant or any other right to purchase or to convert any obligation onto shares of Peerless Common Stock or Preferred Stock will be granted or made by Peerless.

         (d) No dividend or other distribution or payment will be declared, paid or made by Peerless in respect of the outstanding shares of its Common Stock or Preferred Stock other than (i) regular cash dividends to holders of its 6% Cumulative Preferred Stock, (ii) a cash dividend in the amount of 35 cents per share payable December 1, 1969 to holders of Peerless Common Stock of record November 15, 1969, and (iii) a cash dividend not exceeding 20 cents per share payable to holders of Peerless Common Stock of record immediately prior to the close of business on January 10, 1970. No purchase, redemption or other acquisition will be made by Peerless of shares of Peerless Preferred Stock or Common Stock.

         (e) Peerless will not encumber or mortgage any of its property or assets or enter into any transaction or make or enter into any contract or commitment which by reason of its size or otherwise is not in the ordinary course of business, and Peerless will not, other than in the ordinary course of business, incur any obligation (contingent or otherwise), or transfer or covey (except as permitted by Section 5.1(d)) or acquire any material assets or property or enter into or amend or modify any arrangement, agreement, or undertaking (including, without limitation, employment agreements with executives not terminable on 60 days' or less notice without cost or liability), or pay or promise to pay any bonus or special compensation to employees other than in accordance with prior practices.

         (f) At the earliest practicable date, and in any event by December 20, 1969, Peerless will furnish to Steel Parts the Balance Sheet of Peerless as of November 30, 1969, and the related Statement of Profit and Loss and Earned Surplus of Peerless for the eleven month period then ended. Such financial statements will have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the immediately preceding year, and will present fairly the financial position of Peerless at said date and the results of the operations of Peerless for the eleven month period then ended.

         (g) Peerless shall permit Steel Parts to audit its books, and to that end shall afford to Steel Parts and its auditors and agents full and complete access during normal business hours, to any and all books and records pertaining to the business and operations of Peerless and Peerless' financial statements for the period referred to in Section 5.1(f) hereof. Steel Parts and Insilco agree to keep all such specific information confidential until the Effective Date or until such information otherwise becomes public knowledge.

         5.2. Covenant of Steel Parts. Steel Parts agrees that Insilco shall prepare and file with the New York Stock Exchange an application for the listing thereon of such number of shares of Insilco Common Stock as, when added to all treasury shares of Insilco Common Stock held by it on the Effective Date, will equal the number of shares issuable pursuant to this agreement.

                       VI. PRESENTATIONS AND WARRANTIES

         6.1. Representations and Warranties of Peerless. Peerless represents and warrants to Steel as follows:

         (a) Due Incorporation, Good Standing, Qualification. Peerless is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The copies of the Articles of Incorporation of Peerless and all amendments thereto and the By-Laws of Peerless, as amended to date, which have been delivered to Steel Parts, are complete and correct. Peerless has delivered to Steel Parts a list, certified by an officer of Peerless to be correct and complete, setting forth as of the date of this Agreement the jurisdictions in which Peerless is qualified to transact business as a foreign corporation.

         (b) Authorized Capitalization. The authorized capital stock of Peerless consists of 200,000 shares of Peerless Common Stock, par value $5 per share, and 750 shares of 6% Cumulative Preferred Stock, par value $100 per share, of which 165,666 2/3 shares of Common Stock and 625 shares of Preferred Stock are outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof, and insofar as known to Peerless there are no agreements or understandings among the stockholders of Peerless with respect to the voting of shares of its Common Stock or Preferred Stock on any matter other than agreements with Steel Parts relating to the merger provided for herein.

         (c) Options, Warrants, Rights, etc. Peerless does not have outstanding any option, warrant, or other right to purchase or convert any obligation into any shares of its Common Stock or Preferred Stock.

         (d) Affiliates. Peerless has delivered to Steel Parts, or will deliver to Steel Parts not later than the 10th day preceding the Effective Date, a list, certified by an officer of Peerless, setting forth the beneficial ownership, based upon information furnished by the persons concerned, of Peerless Common Stock and Preferred Stock by each officer and director of Peerless, by "associates" of such officers and directors (as the term "associates" is defined by the Rules and Regulations of the Securities and Exchange Commission), and by each other person, who, to the knowledge of Peerless, owns beneficially 5% or more of the issued and outstanding shares of Peerless, Common Stock or Preferred Stock. There is no other person who, to the knowledge of Peerless, directly or indirectly controls or is controlled by Peerless or is under director indirect common control with Peerless.

         (e) Financial Statements. The Balance Sheets of Peerless as of December 31 of each year from 1965 through 1968, and the related Statements of Profit and Loss and Earned Surplus of Peerless for the fiscal years then ended, including in each case the related schedules and notes, all certified by Wolf and Company, independent certified accountants, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the immediately preceding year, are correct and complete and fairly present the financial position and results of operations of Peerless as of said dates and for the years then ended. Said Balance Sheets make full and adequate provision (in accordance with generally accepted accounting principles) for all obligations, liabilities and commitments (fixed and contingent) of Peerless as of the respective dates thereof, and as of said dates Peerless had no obligations, liabilities or commitments (fixed or contingent) not disclosed or reserved against (in accordance with generally accepted accounting principles) on said Balance Sheets or in the notes thereto. The unaudited Balance Sheet of Peerless as of September

30, 1969 and the related Statement of Profit and Loss and Earned Surplus of Peerless for the nine months ended September 30, 1969, including the related schedules and notes, certified by the Treasurer of Peerless, fairly present the financial position and results of operations of Peerless as of said date and for the nine months period then ended, except that such financial statements may be subject to normal year-end adjustments.

         (f) No Material Adverse Change. Since September 30, 1969, there has not been (i) any material adverse change in the financial condition, business, properties or assets of Peerless; (ii) any material loss or damage to any of the properties or assets of Peerless (whether or not covered by insurance) which materially affects or impairs the ability of Peerless to conduct its business or any labor trouble or any other even or condition of any character which has materially and adversely affected the business of Peerless; (iii) any mortgage or pledge of any of the properties or assets of Peerless, or any indebtedness incurred by Peerless; other than indebtedness, not material in the aggregate, incurred in the ordinary course of business; (iv) any dividend declared by Peerless or any payment or distribution made by Peerless to its stockholders or any purchase or redemption by Peerless of any shares of Peerless Common Stock or Preferred Stock, except as provided for in Section 5.1(d) hereof; (v) any purchase, redemption, or other acquisition by Peerless of any shares of its Common Stock or Preferred Stock; or (vi) any issuance, sale or other disposition of any shares of Peerless Common Stock or Preferred Stock or of any evidence of indebtedness or other securities of Peerless.

         (g) Title of Properties. Peerless has good and marketable title to all of its assets, including without limitation all assets reflected in its Balance Sheet as of September 30, 1969 referred to in Section 6.1(e) hereof, and all assets acquired subsequent to September 30, 1969 (except personal property disposed of subsequent to said date in the ordinary course of business), free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except (i) as shown on said unaudited Balance Sheet as of September 30, 1969 or in the notes thereto; (ii) the lien of taxes not yet due or payable; and (iii) such imperfection of title and encumbrances, if any, as do not materially detract from the value, or interfere with the present use, of the assets subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Peerless leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms, and there is not, to the knowledge of Peerless, under any of such leases, any existing default, event of default or event which with notice or lapse of time or both would constitute a default on the part of any other party to any such lease.

         (h) List of Documents. Except as waived in writing by Steel Parts, Peerless has delivered to Steel Parts a list of the items set forth in (1),
(2), (3), and (4) below, and Peerless will deliver to Steel Parts, not later than the 10th day preceding the Effective Date, a list of the items in (5),
(6) and (7) below, in each case certified by an officer of Peerless to be correct and complete:

               (1) all material contracts, agreements, leases and licenses of a kind which would be required to be field (or incorporated by reference) by Peerless as exhibits if Peerless were filing on the date on which such list is delivered a Registration Statement on Form S1 under the Securities Act of 1933, as amended;

               (2) all collective bargaining agreements, employment and consulting agreements with executives, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit-sharing plans and employee stock purchase and stock option plans of Peerless;

               (3) all leases of real property to which Peerless is a party other than leases of warehousing space involving the payment by or to Peerless of a monthly rental of $500 or less for each location; and a brief description of the principal buildings and structures located thereon;

               (4) all other contracts, agreements, leases, licenses and commitments to which Peerless is a party, except (i) contracts or commitments involving the payment by or to Peerless of less than $25,000 with respect to any one contract or commitment (but not excepting any group of similar contracts involving the payment by Peerless of more than a total of $100,000) and (ii) contracts and commitments made in the ordinary course of business;

               (5) the names and current annual rates of compensation from Peerless of all the present directors of Peerless and the names and current rates of compensation from Peerless of all its respective officers and employees whose current annual salary rate (exclusive of sales commissions) is $25,000 or more;

               (6) the names of any pensioned employees of Peerless whose pensions are unfunded and are not paid pursuant to any formalized pension arrangements of Peerless, their ages and their current annual unfunded pension rates; and

               (7) the name of each bank in which Peerless has an account of safe deposit box.

         True and complete copies of the documents referred to in such list are or will be made available for inspection in Peerless' office or have been delivered to Steel Parts and neither Peerless nor, to its knowledge, any other party, is in default in any material respect under the terms of any contract, commitment, agreement, lease, license or understanding set forth in the list referred to in clauses (1), (2), (3) and (4) above.

         (i) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Peerless, threatened against or affecting Peerless, at law or in equity, or before or by any Federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, or instrumentality, that can be reasonable expected to result in any materially adverse change in the business, properties, operations, prospects, or assets or in the condition, financial or otherwise, of Peerless.

         (j) Tax Returns. Peerless has filed all tax returns and reports required to be filed including, but without limitation, returns of Federal and State income taxes, and has paid in full or made adequate provision for the payment of all taxes shown to be due on such tax returns and reports or otherwise due and payable. The Federal income tax returns of Peerless for all taxable years through and including the fiscal year ended December 31, 1964, have been examined by the Federal tax authorities and no proposed (but unassessed) additional taxes, interest, or penalties have been asserted with respect to the years examined or with respect to any subsequent year. Peerless is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes nor has any claim for assessment or collection of taxes been asserted or threatened against Peerless.

         (k) No Federal, state or local governmental authority has threatened or initiated proceedings for violation of any laws or regulations relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining and the payment of Social Security taxes. There are no pending or threatened strikes, work stoppages or slow-downs by any group of Peerless employees.

         (l) No violation. Consummation of the merger will not violate or result in a breach of or constitute a default under (i) any provision or restriction of any charter, by-law, loan, indenture or mortgage of Peerless, or (ii) any provision or restriction of any lien, lease, agreement, contract, instrument, order, judgment, award, decree, ordinance or regulation or any other restriction of any kind or character to which any property of Peerless is subject or by which Peerless is bound, except the loan agreement dated December 6, 1996 under which, as of October 15, 1969, Peerless was indebted in the principal amount of $302,220.71.

         (m) Business Relationships. Except as disclosed in the letter dated November ___, 1969 from Ernest W. Schilling, President of Peerless, to Harold Rose, Vice President of Steel Parts, there has been no material interruption of business relationships with any supplier, customer or other party with whom Peerless had any agreement or other arrangement during the nine months ended September 30, 1969. No one of Peerless' customers accounted for more than 35% of Peerless sales during the nine month period ended September 30, 1969, and except as disclosed in the aforesaid letter, Peerless has no knowledge or notice that any one of its major customers contemplates any substantial reduction in its level of purchases from Peerless, or from Steel Parts as the successor to the business of Peerless.

         (n) Orders. Since December 31, 1963, Peerless has not placed orders for materials, merchandise or supplies in quantities which are exceptional or unusual based upon past operating practices of Peerless nor accepted any order from any customer under conditions relating to price, terms of payment, time of delivery or like matters materially different from the conditions regularly and usually specified for acceptance of orders for similar merchandise from customers similarly situated.

         (o) New Developments. Peerless has no knowledge or notice of any new invention, procedure or method of manufacturing developed by any of its competitors, customers or any other manufacturer which could reasonably be expected to supersede or make obsolete any invention, procedure or method of manufacturing used by Peerless.

         (p) Patents, etc. The ownership by Peerless of patents, patent applications, processes, designs, patterns, blueprints, trademarks, service marks trade names, franchises, licenses and rights in respect thereof is not necessary for the continued conduct of the business of Peerless as presently conducted.

         6.2. Representations and Warranties of Steel Parts. Steel Parts represents and warrants to Peerless as follows:

         (a) Steel Parts is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified as a foreign corporation and in good standing in the State of Indiana.

         (b) Steel Parts has the corporate power to execute this Agreement, and, subject to the terms and conditions hereof, to consummate the transactions provided for herein. The execution of this Agreement has been, and prior to the Effective Date the completion of the merger provided for herein will be duly authorized by all necessary action of Steel Parts' Board of Directors and its sole stockholder.

         (c) Insilco is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Insilco and its subsidiaries have the corporate power to own their property and to carry on their business as now being conducted. Insilco is duly qualified to do business and is in good standing in each jurisdiction in which it owns real property or operates a plant. Insilco has corporate power to execute and deliver the undertaking by it endorsed on this Agreement and such undertaking has been duly authorized by all necessary action of Insilco's Board of Directors.

         (d) As of October 14, 1969, Insilco had an authorized capital stock consisting of (i) 15,000,000 shares of Common Stock, without par value, of which, as of said date, 7,609,231 shares were issued and outstanding, 68,847 shares were issued and held as treasury shares by Insilco, and 2,773,539 shares were reserved for issuance under employee stock option plans, or upon conversion of Insilco's outstanding convertible preferred stock and debentures; (ii) 2,000,000 shares of preferred stock issuable in series, of which, as of said date, 800,182 shares were issued and outstanding as Convertible Second Preferred Stock Series A; (iii) 38,430 shares of 8% Convertible Preferred Stock, of which, as of said date, 37,820 shares were issued and outstanding, and 610 shares were held as Treasury shares by Insilco. Except as aforesaid, at October 14, 1969 Insilco had no obligation to issue additional shares of its capital stock. All of the issued and outstanding shares of capital stock of Insilco are validly issued, fully paid and nonassessable.

         (e) Except as provided for in subparagraph (d) above, at October 14, 1969 Insilco had outstanding no securities convertible or which may become convertible into its capital stock, and no options, warrants, rights, agreements, or other instruments pursuant to which any person has or may have the right to acquire any shares of its capital stock.

         (f) The capitalization of Insilco as heretofore set forth in subparagraph (d) above will not vary prior to the Effective Date except as affected by (i) the exercise of stock options, (ii) the purchase of shares of stock by Insilco for its treasury, (iii) the issuance of shares of Insilco's Common Stock, or of any other securities convertible into shares of Insilco's Common Stock, or of any combination thereof, in connection with any mergers or acquisitions (including those described in item (i) of subparagraph (d) above), (iv) the conversion of any outstanding convertible debentures or convertible preferred stock, and (v) the payment of a 5% Common Stock dividend on December 1, 1969 to holders of Common Stock of record on November 14, 1969.

         (g) Insilco's audited Consolidated Balance Sheet as of December 31, 1968, and the related consolidated statements of earnings and retained earnings for the year then ended fairly present the consolidated financial position of Insilco and its consolidated subsidiaries as of the date thereof and the results of their operations for the period then ended, and were prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding years.

         (h) The Common Stock of Insilco is listed on he New York Stock
Exchange.

         (i) The shares of Common Stock of Insilco into which the shares of Peerless Common Stock and Peerless Preferred Stock will be converted pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                      VII. ABANDONMENT AND TERMINATION

         7.1. Right of Steel Parts to Abandon. Steel Parts shall have the right to abandon the merger in the event that any of the following shall not be true or shall not have occurred, as the case may be, as of the specified date or dates.

         (a) Accuracy of Representations and Warranties. The representations and warranties of Peerless herein contained shall have been true in all material respects when made, and, in addition, shall be true in all material respects on and as of the Effective Date with the same force and effect as through made on and as of the Effective Date, except as affected by transactions contemplated hereby and except to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

         (b) Performance of Agreements. Peerless shall have in all material respects performed all obligations and agreements and compiled with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Effective Date.

         (c) Report of Accountant's Examination and Net Worth and Earnings Tests. If the audit or examination permitted by Section 5.1(g) hereof has been made, Steel Parts shall have received a report by Price Waterhouse & Co. based on said audit or examination that (i) in their opinion the consolidated financial statements examined by them present fairly the consolidated financial position of

Peerless and the results of its operations at the date and for the period covered thereby, in conformity with generally accepted accounting principles applied on a basis consistent with that of the immediately preceding year,
(ii) the consolidated net worth of Peerless at the close of business on November 30, 1969, computed in accordance with generally accepted accounting principles consistently applied, was at least $2,900,000, and (iii) the consolidated income after related income taxes and before extraordinary items of Peerless for the eleven months ended November 30, 1969, computed as aforesaid, was at least $600,000. Steel Parts shall cause Price Waterhouse & Co. to deliver a copy of the aforesaid report to Peerless at the time of its delivery to Steel Parts. If a report by Price Waterhouse & Co. on the financial statements referred to in Section 5.1(f) of this Agreement is not delivered to Peerless on or before the twentieth business day after the day Peerless furnishes said financial statements to Steel Parts, then the consolidated net worth and the consolidated income of Peerless shall be deemed to be as reflected in such financial statements for the purposes of this subsection 7.3(c).

         (d) Consent of Other Persons. To the extent that any significant lease, contract or agreement (including this Agreement, but not including the loan agreement referred to in Section 6.1(l) of this Agreement) to which Peerless is a party shall require the consent of any other person to the merger and any other transaction provided for herein, Peerless shall have obtained such consent, except where waived in writing by Steel Parts.

         (e) Opinion of Counsel for Peerless. Steel Parts shall have received an opinion of Messrs, Stuart, Branigin, Ricks & Schilling, counsel for Peerless, dated the Effective Date, in form and substance satisfactory to Steel Parts and its counsel, to the effect that:

              (1) Peerless is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power to own, lease and operate its properties, to carry on its business as then being conducted and to consummate the merger contemplated hereby;

              (2) the authorized and the outstanding capitalization of Peerless is as set forth in Section 6.1(b) hereof and all outstanding shares of Peerless Common Stock are validly issued, fully paid and non-assessable;

              (3) all necessary corporate proceedings of the Board of Directors and the stockholders of Peerless, to the extent required by law, the Certificate of Incorporation of Peerless, the By-laws of Peerless, or otherwise, to authorize the execution and delivery of this Agreement and to consummate the merger contemplated hereby have been duly and validly taken;

              (4) Peerless has corporate power to execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by Peerless and constitutes the legal, valid and binding obligation of Peerless;

              (5) such counsel knows of no actions, suits or proceedings pending or threatened against or affecting Peerless, at law or in equity, or before any state, federal, municipal or other governmental department, commission, board, bureau, agency, or instrumentality that can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospects, or assets or in the condition, financial or otherwise, of Peerless;

              (6) except as waived in writing by Steel Parts, consummation of the merger will not violate or result in a breach of or constitute a default under (a) any provisions of any charter or by-law of Peerless or any of its subsidiaries, or (b) any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation or any other restriction of any kind of character known to such counsel, to which Peerless is a party or by which any property of Peerless is bound, other than (i) the loan agreement referred to in Section 6.1(l) of this Agreement, and (ii) breaches or defaults which, considered in the aggregate, will not materially adversely affect the business of Peerless;

              (7) such counsel are of the opinion that the representations contained in the first sentence of Section 6.1(g) of this Agreement are true and accurate insofar as they relate to real property owned by Peerless, and that on the Effective Date Steel Parts will require the same title now held by Peerless with respect to such real property;

               (8) the merger contemplated hereby will constitute a merger, within the morning of section 1 (m) of the Gross Income Tax Act of 1933, as amended [Burns Indiana Statutes Annotated S64-2601 (m)] and Instructions 8-7, 8-8, and 8-9 promulgated by the Indianan Department of Revenue thereunder; therefore, neither

          Steel Parts nor Peerless nor Insilco Corporation will receive income taxable under the Act.

With respect to thee full payment for the issued and outstanding shares of Peerless capital stock, such opinion may be based upon a certificate or certificates of an officer or officers of Peerless. Insofar as such opinion involves matters of the laws of any jurisdiction other than the State of Indiana, such opinion may be given in reliance upon an opinion or opinions of local counsel satisfactory to Steel Parts and its counsel, copies of which shall be delivered to Steel Parts.

         7.2. Peerless Right to Abandon. Peerless shall have the right to abandon the merger in the event that any of the following shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Steel Parts herein shall have been true when made and, in addition, shall be true on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby and except to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall be true as of the specified date.

         (b) Performance of Agreements. Steel Parts and Insilco shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and compiled with by them or either of them at or prior to the Effective Date.

         (c) Delivery of Securities of Insilco to Steel Parts. On or before the Effective Date, Steel Parts shall have received from Insilco the requisite number of shares of Insilco Common Stock to give effect to the conversion and exchange of the Peerless Common Stock and the Peerless Preferred Stock into and for shares of Insilco Common Stock upon the merger contemplated hereby.

         (d) Opinion of the Counsel. Peerless shall have received an opinion of Messrs. Simpson Thacher & Bartlett, counsel for Insilco and Steel Parts, dated the Effective Date, satisfactory in form and substance to Peerless and its counsel, to the effect that:

              (1) Insilco is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all requisite corporate power to own, lease and operate its properties and to carry on its business as then being conducted;

              (2) the authorized capitalization of Insilco is as set forth in
         Section 6.2(d) of this Agreement; as of October 14, 1969 the outstanding capitalization of Insilco was as set forth in said
         Section 6.2(d); and since October 14, 1969, the outstanding capitalization of Insilco has not changed except as contemplated in
         Section 6.2(f) of this Agreement;

              (3) Steel Parts is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to own, lease and operate the properties and to carry on the business now owned, leased, operated and carried on by Steel Parts and to consummate the merger contemplated by this Agreement; and all of the outstanding capital stock of Steel Parts is owned by Insilco;

              (4) all necessary corporate proceedings of the Boards of Directors and the stockholders of Insilco and Steel Parts, to the extent required by law, the respective Certificates of Incorporation and By-laws of said corporations or otherwise, to authorize the execution and delivery of this Agreement by Steel Parts and the consummation of the merger contemplated by this Agreement, have been duly and validly taken;

              (5) Steel Parts has corporate power to execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by its and constitutes its legal, valid and binding obligation;

              (6) the shares of Insilco Common Stock to be delivered upon the effectiveness of the merger to the stockholders of Peerless have been duly authorized and have been or will be, upon the effectiveness of the merger, validly issued, fully paid and nonassessable;

              (7) the shares of Insilco Common Stock to be delivered upon the effectiveness of the merger to the stockholders of Peerless, have been duly listed on the New York Stock Exchange;

              (8) consummation of the merger will not violate or result in a breach of or constitute a default under (a) any provision of the Certificate of Incorporation of By-laws of Insilco or Steel Parts; or
         (b) based upon certificates of officers of Insilco and Steel Parts, any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulations or any other restriction of any kind of character, know to such counsel, to which Insilco or Steel Parts is a party or by which any property of Insilco or Steel Parts is bound, other than breaches or defaults which, considered in the aggregate, are not materially adverse to the business of Insilco and its subsidiaries, taken as a whole; and

              (9) Insilco has corporate power to execute and deliver the undertaking by it endorsed on this Agreement and such undertaking has been duly authorized and executed by it and constitutes its legal, valid and binding obligation in accordance with its terms. Insofar as such opinion involves matters of the laws of any jurisdiction other than the State of New York, such opinion may be given in reliance upon an opinion or opinions of local counsel satisfactory to Peerless and its counsel, copies of which shall be delivered to Peerless.

                    VIII. ADDITIONAL TERMS OF ABANDONMENT

         8.1. Mandatory Abandonment. The merger shall be abandoned or terminated if the Effective Date does not occur as provided for in Section 3.2 of this Agreement, or if on or before the Effective Date:

         (a) the holders of at least a majority of the outstanding shares of capital stock of each class of Peerless entitled to vote at the meeting of stockholders of Peerless referred to in Section 3.1(a) of this Agreement shall not have voted in favor of the adoption and approval of this Agreement and the merger contemplated hereby; or

         (b) the New York Stock Exchange shall have failed to approve any listing application required to be filed by Insilco with said Exchange pursuant to Section 5.2 of this Agreement.

         8.2. Optional Abandonment. In addition to the provisions of Article VII hereof, notwithstanding any approval of this Agreement by the stockholders of the parties hereto, the merger may be abandoned or terminated on or before the Effective Date:

         (a) by mutual agreement of the Board of Directors of Steel Parts and Peerless; or

         (b) at the option of Steel Parts if the holders of any of the outstanding shares of Peerless Preferred Stock, or of 5% or more of the outstanding shares of Peerless Common Stock, shall not have voted in favor of the merger contemplated by this Agreement and shall have filed written objections thereto in writing with Peerless and shall have demanded payment of the value of their shares before the expiration of thirty days after the adoption of this Agreement by the holders of the capital stock of Peerless.

         8.3. Effect of Abandonment. In the event the merger is abandoned or terminated as provided for in this Article VIII, (a) this agreement shall forthwith become wholly void and of no effect, (b) there shall be no liability on the part of Steel Parts or Peerless or any of them or their respective directors, officers or stockholders, and (c) Steel Parts and Peerless shall each pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and their respective stockholders' meetings including fees and expenses of its counsel, accountants, investment bankers and other experts.

                                 IX. GENERAL

         9.1. Brokerage. Steel Parts represents to Peerless that neither Insilco nor Steel Parts has incurred or will incur any liability for brokerage or finders' fees or agents' commissions in connection with this Agreement and the merger contemplated hereby except for a finders' fee of $140,000 which will be owed by Steel Parts to City Securities Corporation if the merger is completed. Peerless represents to Steel Parts that Peerless has not incurred and will not incur any liability for brokerage or finders' fees or agents' commissions in connection with this Agreement and the merger contemplated hereby.

         9.2. Certification of Stockholder Votes and Dissenters. Prior to the Effective Date, Peerless shall deliver to Steel Parts a certificate of its Secretary setting forth (a) the number of shares of its capital stock outstanding and entitled to vote, the number of shares voted in favor of and the number of shares voted against adoption and approval of this Agreement, and (b) the names of all of its stockholders not voting in favor of this Agreement who, as of the date of such certificate, have filed written objection with Peerless before the expiration of thirty days after the adoption of this Agreement by the holders of the capital stock of Peerless.

         9.3. Cooperation. From time to time prior to the Effective Date, each Constituent Corporation will permit the other to make, and will cooperate and assist such other corporation in making, such investigations as may be appropriate to enable such corporation to determine compliance with the terms of this Agreement.

         9.4. Execution in Counterparts. For the convenience of the parties and to facilitate filing, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one an the same document.

         9.5. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and shall be sufficient in all respects if given in writing and delivered or mailed by registered or certified mail, postage prepaid, as follows:

         If to Peerless, to:               Copy to:

Peerless Wire Goods Company, Inc.          Roger D. Branigin, Sr., Esq.,
2702 Ferry Street                          Stuart, Branigin, Ricks & Schilling
Lafayette, Indiana                         The Life Building
     Attention: Ernest W. Schilling,       Lafayette, Indiana 47902
                President

         If to Steel Parts, to:            Copy to:

Steel Parts Corporation                    William G. Dillon and
Berryman Pike                              W. Sydnor Settle, Esqs.,
Tipton, Indiana 46072                      Simpson Thacher & Bartlett,
     Attention: Edmund C. Walsh, III       120 Broadway,
                President                  New York, New York 10022


         9.6. Waivers. Any failure of either of the Constituent Corporations to comply with any of its obligations, agreements or conditions as set forth herein may be expressly waived in writing by the other Constituent Corporation.

         9.7. Amendments, Supplements, etc. At any time before or after approval and adoption by the respective shareholders of the Constituent Corporations, this Agreement (other than Sections 2.1 and 2.2) may be amended, or supplemented, to the extent permitted by Indiana and Delaware law, by additional agreements, articles or certificates, as may be determined in the judgment of the Boards of Directors (or Executive Committees) of the Constituent Corporations to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms and conditions hereof or to effect or facilitate any governmental approval or acceptance of the merger or of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby.

         IN WITNESS WHEREOF, this Agreement has been approved by resolution duly adopted by the Board of Directors of each of the Constituent Corporations and has been signed by duly authorized officers of each of the Constituent Corporations, and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or an Assistant Secretary, all as of the date first above written.


                                         STEEL PARTS CORPORATION

                                         By /s/ Edmund I. Walsh
                                            ------------------------------------
                                                President
Attest:

/s/ illegible signature
-------------------------------
    Secretary
                                         PEERLESS WIRE GOODS COMPANY, INC.

                                         By /s/ illegible signature
                                            ------------------------------------
                                                President
Attest:

/s/ illegible signature
-------------------------------
    Secretary

                           Certificate of Secretary

                                      of

                           STEEL PARTS CORPORATION

                     ------------------------------------
                           (A Delaware Corporation)

         The undersigned, being the Secretary of STEEL PARTS CORPORATION does hereby certify under the seal of said corporation that the holder of all of the outstanding stock of STEEL PARTS CORPORATION dispensed with a meeting and vote of stockholders, and the stockholder consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, for the adoption of the foregoing Agreement of Merger.

         Signed on January 15, 1970.
                                                    /s/ illegible signature
                                                    ----------------------------
                                                           Secretary of
                                                      STEEL PARTS CORPORATION


[Corporate Seal]

                           Certificate of Secretary

                                      of

                       PEERLESS WIRE GOODS COMPANY, INC.

                      ------------------------------------
                           (An Indiana Corporation)


         The undersigned, being the Secretary of PEERLESS WIRE GOODS COMPANY, INC., does hereby certify under the seal of said corporation that the foregoing Agreement of Merger was submitted to the stockholders entitled to vote of PEERLESS WIRE GOODS COMPANY, INC., at a special meeting thereof for the purpose of acting on the Agreement of Merger. Due notice of the time, place and purpose of said meeting was mailed to each stockholder of said corporation at least ten days prior to the date of the meeting. At said meeting, the Agreement of Merger was considered by the stockholders entitled to vote of the corporation, and, a vote having been taken for the adoption or rejection by them of the Agreement of Merger, all of the outstanding stock entitled to vote of the corporation was voted for the adoption of the Agreement of Merger.

         Signed on January 15, 1970.

                                        /s/ illegible signature
                                        ----------------------------------------
                                                      Secretary of
                                            PEERLESS WIRE GOODS COMPANY, INC.



[Corporate Seal]

         The foregoing Agreement of Merger of Steel Parts Corporation and of Peerless Wire Goods Company, Inc., as executed on behalf of or by the parties thereto, and as certified by the Secretary of Steel Parts Corporation in hereby signed by the President and attested by the Secretary of Steel Parts Corporation.

Executed at Tipton, Indiana, on January 15, 1970.

                                                    /s/ Edmund I. Walsh
                                                    ----------------------------
                                                            President of
                                                      Steel Parts Corporation


[Corporate Seal]


Attest:

/s/ illegible signature
-------------------------------------
         Secretary of
    Steel Parts Corporation



STATE OF INDIANA )
                 : ss.: Tipton
COUNTY OF TIPTON )


         BE IT REMEMBERED that, on January 15, 1970, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Edmund C. Walsh, III, President of Steel Parts Corporation, who duly signed before me the foregoing Agreement of Merger, as theretofore executed, adopted and certified, and acknowledged that such signing is his act and deed, that such instrument is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN under my hand on January 15, 1970.

                                                    /s/ illegible signature
                                                    ----------------------------
                                                        Notary Public
                                                        Charles Smith

         IN WITNESS WHEREOF, the undersigned officers execute this Agreement of Merger and certify to the truth of the facts herein stated, this 15th day of January, 1970.

                                      /s/ E. W. Schilling
                                      -----------------------------------------
                                      E.W. Schilling, President of
                                      Peerless Wire Goods Company, Inc.

                                      /s/ Harold H. Clegg
                                      -----------------------------------------
                                      Harold H. Clegg, Secretary of
                                      Peerless Wire Goods Company, Inc.


STATE OF INDIANA )
                 : ss.:
COUNTY OF        )


         I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, and the County of ________________________, certify that E.W. Schilling, the President, and Harold H. Clegg, the Secretary, of Peerless Wire Goods Company, Inc., the officers executing the foregoing Agreement of Merger, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

         WITNESS my hand and Notarial Seal this 15th day of January, 1970.

                                         /s/ Roger D. Branigin, Jr.
                                         ---------------------------------------
                                                    Notary Public
                                                Roger D. Branigin, Jr.
                                                    Notary Public
                                              Tippecanoe County, Indiana

                                         My Commission Expires April 15, 1970

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 STEELCO, INC.


         We, the undersigned, CRAIG D. MUNSON, and DURAND B. BLATZ, respectively President and Secretary of STEELCO, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the corporation), DO HEREBY CERTIFY that the following amendments of the Certificate of Incorporation of the Corporation have been duly adopted in accordance with the provisions of Section 242 of Title 6, Chapter 1, of the Delaware Code of 1953, as amended:

         1. The Certificate of Incorporation is amended by deleting therefrom in its entirety Article FIRST as presently in effect and by substituting in lieu thereof a new Article FIRST to be and read as follows:

         "FIRST: The name of the corporation (hereinafter called the corporation) is

                           STEEL PARTS CORPORATION"

         2. The Certificate of Incorporation of the Corporation is amended by deleting from the first paragraph following the first colon of Article THIRD presently in effect the words "original equipment".

         IN WITNESS WHEREOF, we have hereunto set our hands and the seal of STEELCO, INC., this 26th day of October, 1964.



                                              /s/ illegible signature
                                              ----------------------------------
                                                      President


                                              /s/ illegible signature
                                              ----------------------------------
                                                      Secretary

STATE OF CONNECTICUT)
                    :
COUNTY OF NEW HAVEN )


         BE IT REMEMBERED that on this 26th day of October 1964, personally came before me, the undersigned, a Notary Public in and for the County and State aforesaid, CRAIG D. MUNSON, President of STEELCO, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and as such President he duly executed such certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said Corporation, that the signatures are the signatures of the said President and Secretary of the Corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.





                                              /s/ illegible signature
                                              ----------------------------------
                                                  Notary Public

                                             My commission expires April 1, 1965

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 01:05 PM 04/01/1993
                                                        930915353 - 615104

                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF

                            STEEL PARTS CORPORATION

                    Pursuant to Section 242 and 303 of the
               General Corporation Law of the State of Delaware

         Steel Parts Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that:

              1. Insilco Corporation, a Delaware corporation ("Insilco"), along with thirteen of its subsidiaries, including the Company, filed a voluntary petition for reorganization pursuant to chapter 11 of the United States Bankruptcy Code on January 13, 1991, commencing jointly administered cases styled In re Insilco Corporation, Case No. 91-70021-RBK (Bankr. W.D. Tex.).

              2. The Amended and Restated Plan of Reorganization (the "Plan of Reorganization") Jointly Proposed by the Debtors and the Official Joint Committee of Unsecured Creditors, including Insilco and twelve of its debtor subsidiaries, including the Company, was confirmed by the United States Bankruptcy Court for the Western District of Texas, Midland-Odessa Division by order entered on November 24, 1992, and became effective on the date hereof.

              3. The Plan of Reorganization, as confirmed, contemplated that, on the effective date of the Plan of Reorganization or as soon thereafter as practicable, a Certificate of Amendment to Certificate of Incorporation of the Company was to be filed by the appropriate officers of the Company.

              4. Article FOURTH of the existing Certificate of Incorporation of the Company is amended by this Certificate of Amendment to Certificate of Incorporation by the insertion after the third sentence thereof of the following:

                    "The corporation does not have the power to issue any non-voting stock."

              5. Pursuant to Section 12.9 of the Plan of Reorganization and
         Section 303 of the General Corporation Law of the State of Delaware (the "Corporation Law"), the Board of Directors of the Company, as reorganized effective as of the date hereof, has designated the undersigned officers of the Company, among others, to carry out and effect the Plan of Reorganization, including amending the Company's Certificate of Incorporation substantially in the form contemplated therein, with such changes therein as shall be approved by such officers, without further action by the Company's directors or stockholders and with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Company.

              6. The amendment made by this Certificate of Amendment to Certificate of Incorporation has been effected in conformity with the provisions of the Plan of Reorganization and Sections 242 and 303 of the Corporation Law, and such amendment was made, executed and acknowledged in accordance with Section 303(c) of the Corporation Law by the designated officers of the Company as of the date hereof.

         IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been executed as of April 1, 1993.

                                            STEEL PARTS CORPORATION


                                            By: /s/ J. Randal Greaves
                                                 -------------------------------
                                                 J. Randal Greaves
                                                 Vice President, Treasurer
                                                 and Assistant Secretary

ATTEST:

/s/ Karen L. Wolf
-----------------------------
Karen L. Wolf
Vice President and Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                        STEWART CONNECTOR SYSTEMS, INC.


               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

               FIRST: The name of the corporation hereinafter called the "corporation") is

                      STEWART CONNECTOR SYSTEMS, INC.

               SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1.000). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

               No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the unauthorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

               FIFTH: The name and the mailing address of the incorporator are as follows:

    NAME      MAILING ADDRESS
    ----      ---------------
N.S. Traux    229 South State Street, Dover, Delaware 19901

               SIXTH: The corporation is to have perpetual existence.

               SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

           1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

           2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

           3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

               TENTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on June 26, 1987.

                                              -------------------------
                                              N.S. Truax
                                              Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        STEWART CONNECTOR SYSTEMS, INC.


               It is hereby certified that:

               1. The name of the corporation is Stewart Connector Systems, Inc.

               2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: The name of the corporation (hereinafter called the "corporation"), is Van Buren Shell, Incorporated."

               3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

               4. The effective date of the amendment herein certified shall be the filing date.

Signed and attested to on August 13, 1987.

                                                 /s/ Sherwood S. Willard
                                                ------------------------------
                                                Sherwood S. Willard
                                                Vice President

Attest:

/s/ Vincent Nitido, Jr.
------------------------------
Vincent Nitido, Jr.
Assistant Secretary



STATE OF CONNECTICUT)
                    ) ss. Meriden
COUNTY OF NEW HAVEN )

               BE IT REMEMBERED THAT, on August 13, 1987, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Sherwood S. Willard, Vice President of Stewart Connector Systems, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

               GIVEN under my hand on August 13, 1987.


                                          /s/ J. Ann J. Dahlquist
                                          ------------------------------------
                                              J. Ann J. Dahlquist
(Seal)                                        My commission expires 3/31/88



                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                         VAN BUREN SHELL, INCORPORATED
                           (a Delaware corporation)

                                     INTO

                           ADAMS SHELL, INCORPORATED
                           (a Delaware corporation)


It is hereby certified that:

               1. Adams Shell, Incorporated [hereinafter sometimes referred to as the "Corporation"] is a business corporation of the State of Delaware.

               2. The Corporation is the owner of all of the outstanding shares of the stock of Van Buren Shell, Incorporated, which is also a business corporation of the State of Delaware.

               3. On November 1, 1990, the Board of Directors of the Corporation adopted the following resolutions to merge Van Buren Shell, Incorporated into the Corporation:

                  RESOLVED that Van Buren Shell, Incorporated be merged into Adams Shell, Incorporated, and that all of the estate, property, rights, privileges, powers and franchises of Van Buren Shell, Incorporated be vested in and held and enjoyed by Adams Shell, Incorporated as fully and entirely and without change or diminution as the same were before held and enjoyed by Van Buren Shell, Incorporated in its name; and further

                  RESOLVED that Adams Shell, Incorporated assume all of the obligations of Van Buren Shell, Incorporated; and further

                  RESOLVED that Adams Shell, Incorporated shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction; and further

                  RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be November 30, 1990.

Executed on Nov. 7, 1990.


                                             Adams Shell, Incorporated

                                             By: /s/ Illegible Signature
                                                ------------------------------
                                                 Its Vice President


Attest:


/s/ Illegible Signature
------------------------------
Its Assistant Secretary

APPLICANT'S ACC'T NO.                       3-1-76:36          773    [Filed this 23rd day of _______ ]
                                    --------------------------        [August, 1976                   ]
                                       (Line for numbering)           [Commonwealth of Pennsylvania   ]
                                              637909                  [Department of State            ]
                                                                      [                               ]
DSCB:BCL--204 (Rev. 8-72)                                             [                               ]
                                                                      [                               ]
Filing Fee: $75                      COMMONWEALTH OF PENNSYLVANIA     [/s/C. De Lores Tucker          ]
AIB-7                                    DEPARTMENT OF STATE          [                               ]
                                         CORPORATION BUREAU           [Secretary of the Commonwealth  ]
Articles of                                                           [                           gb  ]
Incorporation--
Domestic Business Corporation
-------------------------------------------------------------------------------------------------------
                                                                               (Box for Certification)


     In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P.L. 364)(15 P.S. ss.1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.   The name of the corporation is:

                            Hersey Industries, Inc.
-------------------------------------------------------------------------------

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

          116                                          Mill Street
-------------------------------------------------------------------------------
       (NUMBER)                                         (STREET)

     Stewartstown                                 Pennyslvania  17363
-------------------------------------------------------------------------------
        (CITY)                                         (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

     To design, build, manufacture, buy, sell, distribute and generally deal in machinery, tools, dies, molds, jigs, fixtures, plastics and plastic products of all types and kinds and to have unlimited powers to engage in and to do any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, approved May 5, 1933, P.L. 364, the amendments and supplements thereto.

4.   The term for which the corporation is to exist is:     perpetual
                                                       ------------------------

5. The aggregate number of shares which the corporation shall have authority to issues is:

     5,000 shares of common stock of the par value of $20.00 per share. There are no classes of shares, all shares being common stock as aforesaid.



M. BURR REIM COMPANY, PHILADELPHIA

DSCB:BCL--204 (Rev. 8-72)-2                              3-1-76:36          774


6. The name(s) and post office address(es) of each incorporation(s) and the number and class of shares subscribed by such incorporation(s) is (are):

         NAME                   ADDRESS              NUMBER AND CLASS OF SHARES

                        118 Mill Street
Donald E. Hersey        Stewartstown, Pa.  17363              50 - common
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------




     IN TESTIMONY WHEREOF, the incorporation(s) has (have) signed and sealed these Articles of Incorporation this 18th day of August , 19 76 .
                                    ------      --------    ----


                                 (SEAL)      /s/ Donald E. Hersey        (SEAL)
---------------------------------            ----------------------------

                                                                         (SEAL)
                                             ----------------------------


INSTRUCTIONS FOR COMPLETION OF FORM:

     A. For general instructions relating to the incorporation of business corporation see 19 Pa. Code Ch. 35 (relating to business corporation generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.


     B. One or more corporation or natural persons of full age may be incorporate a business corporation.


     C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 . . . etc.


     D.   The following shall accompany this form:

          (1) Three copies of Form DSCB:BCL--206 (Registry Statement Domestic or Foreign Business Corporation).

          (2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

          (3)  Any necessary governmental approvals.


     E. BCL ss.205 (15 Pa. S. ss.1205) requires that the incorporation shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

APPLICANT'S ACC'T NO.                             8701 496                          [Filed this 12th day of _______ ]
                                    ----------------------------------------        [December, 1986                 ]
                                             (Line for numbering)                   [Commonwealth of Pennsylvania   ]
                                                    637909                          [Department of State            ]
                                                                                    [                               ]
DSCB:BCL--307 (Rev. 8-72)                                                           [                               ]
                                                                                    [                               ]
Filing Fee: $40                            COMMONWEALTH OF PENNSYLVANIA             [/s/ illegible signature        ]
AIB-2                                          DEPARTMENT OF STATE                  [                               ]
                                               CORPORATION BUREAU                   [Secretary of the Commonwealth  ]
Statement of Change of                                                              [                               ]
Registered Office--
Domestic Business Corporation
---------------------------------------------------------------------------------------------------------------------
                                                                                          (Box for Certification)


     In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P.L. 364)(15 P.S. ss.1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1.   The name of the corporation is:

                            Hersey Industries, Inc.
-------------------------------------------------------------------------------

2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

          116                                          Mill Street
-------------------------------------------------------------------------------
       (NUMBER)                                         (STREET)

     Stewartstown                                 Pennyslvania  17363
-------------------------------------------------------------------------------
        (CITY)                                         (ZIP CODE)


3. The address to which the registered office in this Commonwealth is to be changed is:

          21 South Hill Street, P.O. Box 153
-------------------------------------------------------------------------------
       (NUMBER)                                         (STREET)

      Shrewsbury                                   Pennsylvania  17361
-------------------------------------------------------------------------------
        (CITY)                                         (ZIP CODE)


4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 1st day of December, 1986.

                                       HERSEY INDUSTRIES, INC.
                                       ----------------------------------------
                                                  (NAME OF CORPORATION)

                                       By /s/ D.E. Hersey
                                         --------------------------------------

                                                       President
                                       ----------------------------------------
                                       (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
Attest:


/s/ illegible signature
--------------------------------------------
            (SIGNATURE)

Secretary
--------------------------------------------
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

APPLICANT'S ACC'T NO.                              8712 39                          [Filed this 26th day of _______ ]
                                    ----------------------------------------        [January, 1987                  ]
                                             (Line for numbering)                   [Commonwealth of Pennsylvania   ]
                                                    637909                          [Department of State            ]
                                                                                    [                               ]
DSCB:BCL--307 (Rev. 8-72)                                                           [                               ]
                                                                                    [                               ]
Filing Fee: $40                            COMMONWEALTH OF PENNSYLVANIA             [/s/ illegible signature        ]
AIB-2                                          DEPARTMENT OF STATE                  [                               ]
                                               CORPORATION BUREAU                   [Secretary of the Commonwealth  ]
Statement of Changes of                                                             [                               ]
Registered Office--
Domestic Business Corporation
---------------------------------------------------------------------------------------------------------------------
                                                                                          (Box for Certification)

     In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P.L. 364)(15 P.S. ss.1307) the undersigned, desiring to effect a change in registered office, does hereby certifies (certify) that:

1.   The name of the corporation is:

                            Hersey Industries, Inc.
-------------------------------------------------------------------------------


2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

          21                                        South Hill Street
-------------------------------------------------------------------------------
       (NUMBER)                                         (STREET)

     Shrewsburg                                    Pennyslvania  17363
-------------------------------------------------------------------------------
        (CITY)                                         (ZIP CODE)


3. The address to which the registered office in this Commonwealth is to be changed is: c/o The Prentice-Hall Corporation System, Inc.

          100                                             Pine
-------------------------------------------------------------------------------
       (NUMBER)                                         (STREET)

     Harrisburg                                    Pennyslvania  17108
-------------------------------------------------------------------------------
        (CITY)                                         (ZIP CODE)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 16th day of January, 1986.


                                       HERSEY INDUSTRIES, INC.
                                       ----------------------------------------
                                               (NAME OF CORPORATION)

                                       By /s/ illegible signature
                                         --------------------------------------

                                                   Vice President
                                       ----------------------------------------
                                       (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
Attest:

/s/ illegible signature
--------------------------------------------
              (SIGNATURE)

Secretary
--------------------------------------------
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

APPLICANT'S ACC'T NO.                             87691753                          [Filed this 30th day of _______ ]
                                    ----------------------------------------        [October, 1987                  ]
                                             (Line for numbering)                   [Commonwealth of Pennsylvania   ]
                                                    637909                          [Department of State            ]
                                                                                    [                               ]
DSCB:BCL--307 (Rev. 8-72)                                                           [                               ]
                                                                                    [                               ]
Filing Fee: $40                            COMMONWEALTH OF PENNSYLVANIA             [/s/ illegible signature        ]
AIB-2                                          DEPARTMENT OF STATE                  [                               ]
                                               CORPORATION BUREAU                   [Secretary of the Commonwealth  ]
Articles of                                                                         [                               ]
Amendment--
Domestic Business Corporation
---------------------------------------------------------------------------------------------------------------------
                                                                                          (Box for Certification)


     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364)(15 P.S. ss.1806) the undersigned corporation, desiring to amend its Articles, does hereby (certify) that:

1.   The name of the corporation is:

                            Hersey Industries, Inc.
-------------------------------------------------------------------------------

2. The location of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

        c/o The Prentice-Hall Corporation System, Inc., 100 Pine Street
-------------------------------------------------------------------------------
       (NUMBER)                                         (STREET)

     Harrisburg                                    Pennyslvania  17108
-------------------------------------------------------------------------------
        (CITY)                                         (ZIP CODE)


3.   The statute by or under which it was incorporated is:

          Business Corporation Law, May 5, 1993 as amended, P.L. 364
-------------------------------------------------------------------------------


4.   The date of its incorporation is:  August 23, 1976
                                      -----------------------------------------


5.   (Check, and if appropriate, complete one of the following):

     [ ] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

         Time: The_________________________ day of __________________, 19__.

         Place:________________________________________________________________

         Kind and period of notice_____________________________________________

_______________________________________________________________________________

     [X] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.


6.   At the time of the action of shareholders:

          (a)  The total number of shares outstanding was:

          351
-------------------------------------------------------------------------------

          (b)  The number of shares entitled to vote was:

          351
-------------------------------------------------------------------------------



M. BURR REIM COMPANY, PHILADELPHIA

DSCB:BCL--806 (Rev. 8-72)-2                                            87691754

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:

     351
-------------------------------------------------------------------------------

     (b)  The number of shares voted against the amendment was:

     None
-------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

     RESOLVED that the first article of the Articles of Incorporation of Hersey Industries, Inc. be deleted in its entirety and the following be substituted therefor:

     "1.  The name of the corporation is :

          Stewart Connector Systems, Inc."



     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 25th day of August , 19 87 .
    ------      --------    ----



                                    HERSEY INDUSTRIES, INC.
                                    -------------------------------------------
                                            (NAME OF CORPORATION)


Attest: /s/ illegible signature     By /s/  illegible signature
----------------------------------    -----------------------------------------
          (SIGNATURE)                             (SIGNATURE)

      Assistant Secretary                          President
----------------------------------  -------------------------------------------
(TITLE: SECRETARY, ASSISTANT        (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
SECRETARY, ETC.)



(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

     A.  Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
         Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.  Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL ss.807 (15 P. S. ss.1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

Microfilm Number         Filed with Dept. of State on               MAY 10 1995
                ---------                            --------------------------

Entity Number   637909   /s/ illegible signature
             ----------- ------------------------------------------------------
                                 Secretary of the Commonwealth

               STATEMENT OF CHANGE OF REGISTERED OFFICE BY AGENT

     In compliance with the requirements of 15 Pa.C.S. ss 108 (relating to change in location or status of registered office provided by agent), the undersigned person who maintains the registered office of an association and who desires to change the following with respect to such agency hereby states that:

     1.   The name of the association represented by the undersigned person is:
          STEWART CONNECTOR SYSTEMS, INC.

     2. The address of the present registered office in this Commonwealth of the above-named association is: c/o The Prentice-Hall Corporation System, Inc. 100 Pine Street, Harrisburg, PA 17108 Dauphin County

     3. (If the registered office address is to be changed, complete the following):

          The address in the same county to which the registered office in this Commonwealth of the above-named association is to be changed is:
          The Prentice-Hall Corporation                         Dauphin County
                  System, Inc.

     4.   The name of the person in care of the foregoing office is:

          ---------------------------------------------------------------------

     5.   (Check one ore more of the following, as appropriate):

          ____ This statemment reflects a change in name of agent.

           XX  The change in the registered office set forth
          ---- in this statement reflects the removal of the place of business of the agent to a new location within the county.

          ____ The status of the agent as the provider of the registered office of the above-named association has been terminated.

     IN TESTIMONY WHEREOF, the undersigned person has caused this Statement of Change of Registered Office by Agent to be signed this 10th day of May , 1995.
                                                      ------      -----


                                            STEWART CONNECTOR SYSTEMS, INC.

                                            -----------------------------------
                                                          (Name)

                                            BY:/s/ Paula M. Washburn
                                               --------------------------------
                                                       (Signature)

                                            TITLE:           AGENT
                                                  -----------------------------



          MAY 10 95

          PA Dept. of State

                         CERTIFICATE OF INCORPORATION
                                      OF
                         STEWART STAMPING CORPORATION
                               ________________

               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts mandatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

               FIRST: The name of the corporation (hereinafter called the "corporation") is

                       STEWART STAMPING CORPORATION

               SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

               No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

               FIFTH: The name and the mailing address of the incorporator are as follows:

      NAME           MAILING ADDRESS
      ----           ---------------

R. G. Dickerson   229 South State Street
                  Dover, Delaware

               SIXTH:  The corporation is to have perpetual existence.

               SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if mentioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                   1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                   2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                   3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote, at any meeting of stockholders except as the provisions of paragraph
               (e)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed conclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.


Signed on January 5, 1977.

                                               /s/ R. G. Dickerson
                                               ___________________________
                                               R. G. Dickerson
                                               Incorporator


                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF

                         STEWART STAMPING CORPORATION

                    Pursuant to Section 242 and 303 of the
               General Corporation Law of the State of Delaware
               ------------------------------------------------

               Stewart Stamping Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that:

                   1. Insilco Corporation, a Delaware corporation ("Insilco"), along with thirteen of its subsidiaries, including the Company, filed a voluntary petition for reorganization pursuant to chapter 11 of the United States Bankruptcy Code on January 13, 1991, commencing jointly administered cases styled In re Insilco Corporation, Case No. 91-70021-RBK
               (Bankr.  W.D.  Tex.).

                   2. The Amended and Restated Plan of Reorganization (the "Plan of Reorganization") Jointly Proposed by the Debtors and the Official Joint Committee of Unsecured Creditors, including Insilco and twelve of its debtor subsidiaries, including the Company, was confirmed by the United States Bankruptcy Court for the Western District of Texas, Midland-Odessa Division by order entered on November 24, 1992, and became effective on the date hereof.

                   3. The Plan of Reorganization, as confirmed, contemplated that, on the effective date of the Plan of Reorganization or as soon thereafter as practicable, a Certificate of Amendment to Certificate of Incorporation of the Company was to be filed by the appropriate officers of the Company.

                   4. Article FOURTH of the existing Certificate of Incorporation of the Company is amended by this Certificate of Amendment to Certificate of Incorporation by the insertion after the third sentence thereof of the following:

                     "The corporation does not have the power to issue any non-voting stock."

                   5. Pursuant to Section 12.9 of the Plan of Reorganization and Section 303 of the General Corporation Law of the State of Delaware (the "Corporation Law"), the Board of Directors of the Company, as reorganized effective as of the date hereof, has designated the undersigned officers of the Company, among others, to carry out and effect the Plan of Reorganization, including amending the Company's Certificate of Incorporation substantially in the form contemplated therein, with such changes therein as shall be approved by such officers, without further action by the Company's directors or stockholders and with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Company.

                   6. The amendment made by this Certificate of Amendment to Certificate of Incorporation has been effected in conformity with the provisions of the Plan of Reorganization and Sections 242 and 303 of the Corporation Law, and such amendment was made, executed and acknowledged in accordance with Section 303(c) of the Corporation Law by the designated officers of the Company as of the date hereof.

               IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been executed as of April 1, 1993.


                                         STEWART STAMPING CORPORATION


                                         By: /s/ J. Randal Greaves
                                             --------------------------------
                                             J. Randal Greaves
                                             Vice President, Treasurer and
                                             Assistant Secretary
ATTEST:

/s/ Karen L. Wolf
-----------------------------
Karen L. Wolf
Vice President and Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                     TAYLOR PUBLISHING COMPANY OF DELAWARE

      We, the undersigned, for the purpose of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known as the "General Corporation Law of the State of Delaware"), do make and file this Certificate of Incorporation in writing and do hereby certify as follows, to wit:

      FIRST: The name of the Corporation (hereinafter called the Corporation) is

                     TAYLOR PUBLISHING COMPANY OF DELAWARE

      SECOND: The respective names of the County and of the City within the County in which the principal office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the resident agent of the corporation is The Prentice-Hall Corporation System, Inc. The street and number of said principal office and the address by street and number of said resident agent is 229 South State Street, Dover, Delaware.

      THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

                (a) To carry on a general printing, engraving, lithographing, electrotyping, binding and publishing business in all the branches thereof;

                (b) To carry on and transact business as general merchants, traders, merchandisers, shippers, carriers by air, land, or sea, investors, managers, consultants, advisers, agents, brokers, factors, licensors, licensees, lessors, lessees, buyers, sellers, importers, exporters, dealers, manufacturers, processors, or in any other lawful capacity, of tangible and intangible, real, personal and mixed property and of enterprises of every class and description; to obtain, receive, grant, assign, enter into and negotiate contracts in respect of, and generally deal in and with, in any capacity, any and all options, franchises, privileges, interests, royalties and rights in respect thereof; and to do everything necessary, useful, proper, and convenient, to the extent permitted by law, in furtherance of the purposes, business and activities of the Corporation;

                (c) To manufacture, purchase, or otherwise acquire, hold, own, sell, assign, transfer, lease, exchange, invest in, mortgage, pledge or otherwise encumber or dispose of and generally deal and trade in and with, in any part of the world, goods, wares, merchandise and property of every kind, nature and description.

                (d) To apply for, register, acquire, hold, use, sell, exchange, assign, grant, lease or otherwise dispose of letters patent, patent rights, copyrights, licenses and privileges, inventions, improvements, processes, formulae, trademarks and trade names relating to or useful in connection with any business of the Corporation.

                (e) To borrow money and to make and issue promissory notes, bills of exchange, bonds, debentures and other obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed, or in payment for property purchased or acquired, or for any other lawful object, without limit as to amount, but only as permitted by law; to confer upon the holders of any bonds, debentures, notes or other obligations of the Corporation, secured or unsecured, the right to convert the same into classes of stock of any series of the Corporation, now are hereafter to be issued, upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof.

                (f) To have one or more offices, stations, studios, factories, plants, warehouses, shops and other like facilities in the State of Delaware, other states, the District of Columbia, the territories and possessions of the United States and in foreign countries at which to carry on all or any of its operations and business.

                (g) To purchase, hold, own, lease, mortgage, pledge, sell, convey or otherwise acquire or dispose of real and personal property, rights, interests and franchises of every class, kind and description, including any or all forms of securities, including shares of stock, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness, created by corporations, domestic or foreign, associations, firms, trustees, syndicates, individuals, governments, provinces, colonies, states, districts, territories, municipalities or other political divisions, of any government or governments, and to loan money and to take notes, open accounts and other similar evidences of debt or security therefor.

                (h) To acquire in whole or in part the good will, rights,
            property and assets of all kinds of, and any interest in, any person, firm, association or corporation, and to pay for the same in cash, stock, securities, bonds, debentures or other evidences of indebtedness of the Corporation or otherwise.

                (i) To purchase, hold, sell and transfer shares of (and
            options to purchase shares of) its own capital stock and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer or reissue the same to such persons, firms, corporations or associations and upon such terms and conditions as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

                (j) To become surety for and to guarantee the carrying out or performance of contracts of every kind and character and to aid in any manner permitted by law any corporation, association or trust estate, domestic or foreign, or any firm or individual, in which or in the welfare of which the Corporation shall have any direct or indirect interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be at any time directly or indirectly interested, and to promote or facilitate the organization and financing of subsidiary companies.

                (k) To enter into all proper arrangements and agreements with any government or authority, supreme, municipal, local or otherwise, both foreign and domestic, that may be necessary or suitable for the business of the Corporation; to obtain from any government or authority, rights, privileges, franchises or concessions suitable for the nature of the business and the objects or purposes hereinabove stated which the Corporation may think desirable to obtain, and to carry out, exercise and comply with any such arrangements, agreements, rights, privileges, franchises or concessions.

                (l) To execute and deliver general or special powers of
            attorney to individuals, corporations, companies, associations, trusts, partnerships or other organizations, as the Board of Directors shall determine.

                (m) To carry out and do all or any of the above objects or purposes in any part of the world as principal, agent, contractor, commission merchant, consignee, factor or otherwise, and by or through agents, trustees, contractors, factors or otherwise, and to do all such other things and to carry on any such lawful business as are incidental to or convenient for the nature of the business and the objects or purposes for which the Corporation is formed, whether such business is similar in nature to the objects and powers hereinabove set forth, or otherwise.

                (n) To do any and all things of the kind stated herein and to exercise any and all powers which may now or hereafter be lawful for the Corporation to exercise under the laws of the State of Delaware or any other laws that may now or hereafter be applicable to the Corporation.

      The foregoing provisions of this Article THIRD shall be construed as objects, purposes and powers, and each as an independent object, purpose and power. The foregoing enumeration of specific objects, purposes and powers shall not be held to limit or restrict in any manner the objects, purposes and powers of the Corporation, provided, however, that the Corporation shall not carry on any business or exercise any power in any state, territory or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

      FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

      Each share of Common Stock shall entitle the holder thereof to have one
(1) vote for the election of directors and upon any other matter presented to the stockholders at any meeting.

      Each share of stock, issued by the corporation for which the full consideration has been paid or delivered, shall be deemed fully-paid stock and non-assessable.

      No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for or otherwise acquire any shares of stock of any class, whether now or hereafter authorized, or any securities or obligations convertible into, or exchangeable for, or any right, warrant or option to purchase, any shares of stock of any class which the corporation may at any time hereafter issue or sell, whether now or hereafter authorized, but any and all such stock, securities, obligations, rights, warrants and options may, without any action by the stockholders, be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations upon such terms and for such consideration as the Board of Directors in its discretion may from time to time determine, without first offering any thereof to any class of stockholders.

      The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares, rights or options on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

      FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars.

      SIXTH: the names and places of residence of each of the incorporators are as follows:

       Name                          Place of Residence
       ----                          ------------------

      Lawrence D. Lavers             171 East 83rd Street,
                                     Apt. 3-F
                                     New York, N.Y.

      Sam S. Miller                  37 East 83rd Street,
                                     New York, N.Y.

      Donald P. Wefer                72 Shadyside Avenue,
                                     Port Washington, N.Y.

      SEVENTH:  The corporation is to have perpetual existence.

      EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

      NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

            1. The number of directors of the corporation shall be as specified in the By-Laws of the corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than the minimum number prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders.

            2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                 (a) To make, alter, amend and repeal By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

                 (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

                 (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

                 (d) To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

           In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the corporation.

           3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the corporation.

           4. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

           5. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

      TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

      IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set our respective hands and seals.

Dated: New York, N.Y.
      July 10, 1967



                                          /s/ Lawrence D. Lavers (L.S.
                                          ------------------------------------


                                          /s/ Sam S. Miller      (L.S.
                                          ------------------------------------



                                          /s/ Donald P. Wefer    (L.S.
                                          ------------------------------------



STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


      BE IT REMEMBERED that personally appeared before me John V. Monckton, a Notary Public in and for the County and State aforesaid, Lawrence D. Lavers, Sam S. Miller and Donald P. Wefer, all the incorporators who signed the foregoing Certificate of Incorporation, known to me personally to be such, and I having made known to them and each of them the contents of said Certificate of Incorporation, they did severally acknowledge the same to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

      GIVEN under my hand and seal of office this 10th day of July, 1967.

                                          /s/ John V. Monckton
                                          ------------------------------------
                                          Notary Public



                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                     TAYLOR PUBLISHING COMPANY OF DELAWARE


                (Pursuant to Section 242 of Title 8, Chapter 1
                             of the Delaware Code)

                             --------------------


      TAYLOR PUBLISHING COMPANY OF DELAWARE, (hereinafter called the "Corporation") a corporation organized and existing under and by virtue of Title 8, Chapter I of the Delaware Code, does hereby certify as follows:

      FIRST: That, upon the unanimous written consent of the holders of all of the outstanding shares of stock entitled to vote of the above Corporation, which consent was given pursuant to the provisions of Section 228 of Title 8, Chapter 1, of the Delaware Code, the following amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of Title 8, Chapter 1 of the Delaware Code:

      By striking out Article FIRST thereof in its entirety, and by substituting in lieu thereof a new Article FIRST to read as follows:

      "FIRST: The name of the Corporation (hereinafter called the 'Corporation') is TAYLOR PUBLISHING COMPANY."

      IN WITNESS WHEREOF, the said TAYLOR PUBLISHING COMPANY OF DELAWARE has caused this Certificate to be executed by Durand B. Blatz, its President and Herbert F. Kahler, its Secretary and caused the corporate seal of the Corporation to be affixed this 14th day of September, 1967.

                                           /s/ Durand B. Blatz
                                          ------------------------------------
                                               President


                                          /s/ Herbert F. Kahler
                                          ------------------------------------
                                              Secretary

STATE OF CONNECTICUT )
                     ) ss.:
COUNTY OF NEW HAVEN  )


      BE IT REMEMBERED that on the 14th day of September, 1967, personally came before me, the undersigned, a Notary Public, duly authorized to take acknowledgment of deeds by the laws of the place where the foregoing certificate was executed, DURAND B. BLATZ and HERBERT F. KAHLER, President and Secretary respectively of Taylor Publishing Company of Delaware, a corporation of the State of Delaware, the corporation described in the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and made on behalf of said corporation, and that the facts stated therein are true.

      GIVEN under my hand and seal of office the day and year aforesaid.


                                           /s/ Kathleen A. Custy
                                          ------------------------------------
                                               Notary Public

                                          My Commission Expires Mar. 31, 1970

                         CERTIFICATE OF INCORPORATION
                                      OF
                            HHI ACQUISITION CORP.
                           (a Delaware corporation)

                   * * * * * * * * * * * * * * * * * * * * *

FIRST:  The name of the Corporation is HHI Acquisition Corp.

SECOND: The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shares shall be Common Stock of One Cent ($.01) par value. The number of authorized shares may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

FIFTH:  The name and mailing address of  the sole incorporator is as follows:

         NAME              MAILING ADDRESS
         ----              ---------------
        Jeffrey T. Hayes   41 S. High Street, Columbus, Ohio 43215

The powers of the incorporator shall terminate upon the election of the initial directors and the adoption of the By-laws.

SIXTH:  The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

EIGHTH:  Elections of directors need not be by written ballot unless the
By-Laws of the Corporation shall so provide.   Meetings of stockholders may be
held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of a dividend or the payment for the purchase or redemption of the Corporation's stock in violation of
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of June, 1996.


                                        /s/ Jeffrey T. Hayes
                                        -----------------------------
                                        Jeffrey T. Hayes, Incorporator



                             HHI ACQUISITION CORP.

                           CERTIFICATE OF AMENDMENT
                        TO CERTIFICATE OF INCORPORATION

      The undersigned, being the Executive Vice President and Secretary, respectively, of HHI ACQUISITION CORP., a Delaware corporation (the "Corporation"), hereby certify that the amendment to the Certificate of Incorporation of the Corporation set forth below, having been duly proposed by the Board of Directors of the Corporation and adopted by the sole stockholder of the Corporation by written consent given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

           The Certificate of Incorporation of the Corporation shall be amended by deleting Article FIRST thereof in its entirety and substituting the following in lieu thereof:

                FIRST: The name of the corporation is Thermal Components Division, Inc.

      IN WITNESS WHEREOF, the undersigned, for and on behalf of the Corporation, have subscribed their names this Twenty-second day of July, 1996.


                                   /s/ Robert F. Heffron
                                   -------------------------------------------
                                   Robert F. Heffron, Executive Vice President



ATTEST: /s/ Kenneth H. Koch
        --------------------------
        Kenneth H. Koch, Secretary



                CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                          OFFICE AND REGISTERED AGENT

                                      OF

                       THERMAL COMPONENTS DIVISION, INC.

                    --------------------------------------

               The Board of Directors of: THERMAL COMPONENTS DIVISION, INC., a
Corporation of the State of Delaware, on this  5th  day of  June   , A.D.
1998, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is: 1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

               The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: The Prentice-Hall Corporation System, Inc.

               THERMAL COMPONENTS DIVISION, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of resolution adopted by the Board of Directors at a meeting held as herein stated.

               IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by:

               Kenneth H. Koch, this 5th day of June A. D., 1998.


                                                   /s/Kenneth H. Koch
                                                  ----------------------------
                                                  Authorized Officer

                         CERTIFICATE OF INCORPORATION

                                      OF

                            THERMAL COMPONENT, INC.


               1. The name of the corporation is THERMAL COMPONENT, INC.

               2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The corporation Trust Company.

               3. The nature of the business or purposes to be conducted or promoted is:

               To manufacture, distribute and sell, heat transfer equipment, to engage in research and development in the design and manufacture of heat transfer equipment, to acquire by assignment, to apply for and hold letters patent and to grant licenses for the manufacture of heat transfer equipment.

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

               To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

               To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

               To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by a any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

               To borrow or raise moneys for any of the purposes of the corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

               To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

               In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware of by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

               The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

               4. The total number of shares of stock which the corporation shall have authority to issue is one hundred and forty-five thousand (145,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred and Forty-Five Thousand Dollars ($145,000.00).

               At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

               5. The name and mailing address of each incorporator is as follows:

       Name                         Mailing Address
       ----------------             --------------------------
       B.J. Consono                 100 West Tenth Street
                                    Wilmington, Delaware 19899

       F. J. Obara, Jr.             100 West Tenth Street
                                    Wilmington, Delaware 19899

       J. L. Rivera                 100 West Tenth Street
                                    Wilmington, Delaware 19899

               6. The corporation is to have perpetual existence.

               7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized;

               To make, alter or repeal the by-laws of the corporation.

               To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

               To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member at any a meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have any may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

               When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the incorporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

               8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

               10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of July 1971.




                                    /s/ B.J. Consono
                                    ---------------------------------------


                                    /s/ F. J. Obara, Jr.
                                    ---------------------------------------


                                    /s/ J.L. Rivera
                                    ---------------------------------------



STATE OF DELAWARE     )
                      ) ss:
COUNTY OF NEW CASTLE  )

               BE IT REMEMBERED that on this 6th day of July A.D. 1971, personally came before me, a Notary Public for the State of Delaware, B.J. Consono, F.J. Obara, jr. and J.L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

               GIVEN UNDER my hand and seal of office the day and year aforesaid.


                                    /s/ Johanna M. Mille
                                    ---------------------------------------
                                        Notary Public


                  CERTIFICATE OF CORRECTION FILED TO CORRECT
                A CERTAIN ERROR IN THE CERTIFICATE OF _________
                   INCORPORATION OF THERMAL COMPONENT, INC.
               FILED IN THE OFFICE OF THE SECRETARY OF STATE OF
                         DELAWARE ON JULY 6, 1971, AND
                    RECORDED IN THE OFFICE OF THE RECORDER
                   OF DEEDS FOR NEW CASTLE COUNTRY, DELAWARE
                                ON JULY 6, 1971


               THERMAL COMPONENT, INC., a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware,

               DOES HEREBY CERTIFY:

               1.  The name of the corporation is Thermal Component, Inc.

               2. That a certificate of Incorporation was filed by the Secretary of State of Delaware on July 6, 1971, and recorded in the office of the Recorder of Deeds of New Castle County on July 6, 1971 and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation law of the State of Delaware.

               3. The inaccuracy or defect of said certificate to be corrected is as follows: The correct corporate name should have been Thermal Components, Inc.

               4. Section 1 of the certificate is corrected to read as follows:

                      "1.  The name of the corporation is
                           THERMAL COMPONENTS, INC."

               IN WITNESS WHEREOF, said Thermal Component, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by John C. Dijt, its President and attested by George M. Wood, Jr., its Secretary, this ____ day of July, 1971.


                                          THERMAL COMPONENT, INC.


                                          By /s/ J.C. Dijt
                                             ---------------------------------

                                                President

By /s/ George M. Wood, Jr.
   -----------------------
      Secretary


STATE OF ALABAMA     )
                     ) ss:
COUNTY OF MONTGOMERY )


               BE IT REMEMBERED that on this 9 day of July, 1971, personally came before me, a Notary Public in and for the County and State aforesaid John
C. Dijt President of Thermal Component, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                     /s/ illegible signature
                                    _________________________
                                          Notary Public



Certificate of Correction filed to correct a certain error in the Certificate of Incorporation of the "THERMAL COMPONENT, INC.", filed in this office on July 6, 1971, as received and filed in this office on twelfth day of July, A.D. 1971, at 10 o'clock A.M.


           CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                      OF
                           THERMAL COMPONENTS, INC.


               The undersigned Chairman of the Board of Directors and President of Thermal Components, Inc. hereby certifies that the following amendment to the Certificate of Incorporation of Thermal Components, Inc. (incorporated under the laws of the State of Delaware on July 6, 1971, and certificate of incorporation corrected July 12, 1971) was duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law:

               "The first paragraph of Section 4 of the Certificate of Incorporation of Thermal Components, Inc. is hereby amended to read as follows:

               'The total number of shares of stock which the corporation shall have authority to issue is two hundred ninety thousand (290,000) and the par value of each share is $.50 per share, amounting in the aggregate to One Hundred Forty-Five Thousand Dollars ($145,000).'

               The Board of Directors of Thermal Components, Inc. at a meeting duly called and held on March 30, 1973, adopted a resolution setting forth the above as a proposed amendment, declaring its advisability, and calling a special meeting of the stockholders entitled to vote in respect thereof, for the consideration of such amendment. Such special meeting was called and held at the Governor's House Motel in the City of Montgomery, Alabama, at 10:00 o'clock A.M. on the 10th day of May, 1973, upon waiver of notice in accordance with Section 229 of the Delaware Corporation Law. A waiver of notice of said meeting was signed by each stockholder of the corporation.

               At the aforesaid special meeting on May 10, 1973, a vote of the stockholders entitled to vote thereon was taken for and against the proposed amendment to the Certificate of Incorporation and all the stock represented in person or by proxy at the said meeting, to-wit, 90,000 shares of common stock, was voted in favor of the amendment. No shares were voted against the amendment. Said 90,000 shares voted in favor of the amendment was a majority of the outstanding common stock of the corporation, and the only authorized stock of the corporation is common stock.

               IN WITNESS WHEREOF, I have hereunto set my hand as Chairman of the Board of Directors and President of Thermal Components, Inc. and the corporate seal of Thermal Components, Inc. has been affixed hereto and attested by its Secretary on this 9th day of November, 1973.



                                     /s/ John C. Dijt
                                    --------------------------------------
                                    Chairman of the Board of Directors and
                                    President of Thermal Components, Inc.

CORPORATE SEAL


Attest: /s/ Richard F. Bishop
        ---------------------
          Secretary




STATE OF ALABAMA     )
                     ) ss.
COUNTY OF MONTGOMERY )


      Be it remembered that on this 9th day of November, 1973, personally came before me, a notary public in and for the County and State aforesaid, John C. Dijt, Chairman of the Board of Directors and President of Thermal Components, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of the corporation is the common or corporate seal of said corporation.

      IN WITNESS WHEREOF, I hereunto set my hand and seal of office, the day and year aforesaid.


                                             /s/ Clifford Livingstreth
                                             ---------------------------------
                                             Notary Public


NOTARIAL SEAL

My commission expires:  3-14-76
                       --------



           CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                                      OF

                           THERMAL COMPONENTS, INC.


               The undersigned Chairman of the Board of Directors and President of Thermal Components, Inc. hereby certifies that the following amendment to the Certificate of Incorporation of Thermal Components, Inc. (incorporated under the laws of the State of Delaware on July 6, 1971, and certificate of incorporation corrected July 12, 1971) was duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law:

               "The first paragraph of Section 4 of the Certificate of Incorporation of Thermal Components, Inc. is hereby amended to read as follows:

               'The total number of shares of stock which the corporation shall have authority to issue is five hundred eighty thousand (580,000) and the par value of each share is $.25 per share, amounting in the aggregate to One Hundred Forty-Five Thousand Dollars ($145,000).'

               The Board of Directors of Thermal Components, Inc., by unanimous consent of all directors, adopted a resolution setting forth the above as a proposed amendment, declaring its advisability, and calling a special meeting of the stockholders entitled to vote in respect thereof, for the consideration of such amendment. Such special meeting was called and held at the office of the corporation at 2760 Gunter Park Drive West in the City of Montgomery, Alabama, at 9:00 o'clock A.M. on the 16th day of October, 1973, upon notice in accordance with Section 222 of the Delaware Corporation Law. The notice of said meeting was given to each stockholder of the corporation at least ten days and not more than fifty days prior to the date of said special meeting by depositing a copy of such notice in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the records of the corporation. The notice so given to each stockholder stated the place, date and hour of the special meeting and as the purpose thereof the consideration of the aforesaid proposed amendment which was therein set forth in full, in accordance with the foresaid resolution of the Board of Directors.

               At the aforesaid special meeting on October 16, 1973, a vote of the stockholders entitled to the vote thereon was taken for and against the proposed amendment to the Certificate of Incorporation and all the stock represented in person or by proxy at the said meeting, to-wit, 154,992 shares of common stock, was voted in favor of the amendment. No shares were voted against the amendment. Said 154,992 shares voted in favor of the amendment was a majority of the outstanding common stock of the corporation, and the only authorized stock of the corporation is common stock.

               IN WITNESS WHEREOF, I have hereunto set my hand as Chairman of the Board of Directors and President of Thermal Components, Inc. and the corporate seal of Thermal Components, Inc. has been affixed hereto and attested by its Secretary on this 12th day of November, 1973.


                              /s/ John C. Dijt
                              ------------------------------------------------
                              Chairman of the Board of Directors and President of Thermal Component, Inc.


CORPORATE SEAL

Attest: /s/ Richard F. Bishop
        ---------------------



STATE OF ALABAMA       )
                       )SS:
COUNTY OF MONTGOMERY   )

               Be it remembered that on this 12th day of November, 1973, personally came before me, a notary public in and for the County and State aforesaid, John C. Dijt, Chairman of the Board of Directors and President of Thermal Components, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of the corporation is the common or corporate seal of said corporation.

            IN WITNESS WHEREOF, I hereunto set my hand and seal of office, the day and year aforesaid.


                                           /s/ Clifford Livingstreth
                                           -----------------------------------
                                               Notary Public

NOTARY SEAL


My commission expires: 3-14-76
                       -------



                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                           THERMAL COMPONENTS, INC.


               The undersigned Chairman of the Board of Directors and President of Thermal Components, Inc., hereby certifies that the following amendment to the Certificate of Incorporation of Thermal Components, Inc. (incorporated under the laws of the State of Delaware on July 6, 1971, and Certificate of Incorporation corrected July 12, 1971), as heretofore amended effective November 27, 1973, was duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law:

            The first paragraph of Section 4 of the Certificate of Incorporation of Thermal Components, Inc. is hereby amended to read as follows:

                  'The total number of shares of stock which the corporation shall have authority to issue is Three Million (3,000,000) and the par value of each of such shares is Twenty-five Cents ($0.25), amounting in the aggregate to Seven Hundred and Fifty Thousand Dollars ($750,000.00).'

               The Board of Directors of Thermal Components, Inc. by unanimous written consent in lieu of a meeting effective Mary 7, 1973, adopted a resolution setting forth the above as a proposed amendment, declaring its advisability, and calling a special meeting of the stockholders entitled to vote in respect thereof, for, inter alia, consideration of such amendment. Such special meeting was called and held at the office of the Company in Montgomery, Alabama at 5:00 o'clock P.M. on the 19th day of March, 1974 upon proper notice given in accordance with Delaware corporation law.

               At the aforesaid special meeting on March 19, 1974 a vote of the stockholders entitled to vote thereon was taken for and against the proposed amendment to the Certificate of Incorporation and all of the stock represented in person or by proxy at the said meeting, to-wit, 494,848 shares of common stock was voted in favor of the amendment. No shares were voted against the amendment. Said shares voted in favor of the amendment was a majority of the outstanding common stock of the corporation, and the only authorized stock of the corporation is common stock.

               IN WITNESS WHEREOF, I have set my hand as Chairman of the Board of the Board of Directors and President of Thermal Components, Inc. and the corporate seal of Thermal Components, Inc. has been affixed hereto and attested by the Secretary on this 19th day of March, 1974.


                                           /s/ John C. Dijt
                                           -----------------------------------
                                           Chairman of the Board of
                                           Directors and President
                                           of Thermal Components, Inc.

CORPORATE SEAL

ATTEST:

/s/ Richard F. Bishop
-----------------------------------
Secretary


STATE OF ALABAMA     )
COUNTY OF MONTGOMERY )

      Be it remembered on this 19th day of March, 1974, personally came before me, a Notary Public in and for the County and State aforesaid, John C. Dijt, Chairman of the Board of Directors and President of Thermal Components, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged that said certificate to be his act and deed and the act and deed of said corporation; that the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of the corporation is the common or corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                           /s/ Clifford Livingstreth
                                           -----------------------------------
                                               Notary Public

NOTARIAL SEAL

[My commission expires March 14, 1976]



                           CERTIFICATE OF AMENDMENT
                      TO CERTIFICATE OF INCORPORATION OF
                           THERMAL COMPONENTS, INC.


               The undersigned Chairman of the Board of Directors and President of Thermal Components, Inc., hereby certify that the following amendment to the Certificate of Incorporation of Thermal Components, Inc. (incorporated under the laws of the State of Delaware on July 6, 1971, and Certificate of Incorporation corrected on July 12, 1971), as heretofore amended effective November 27, 1973 and March 19, 1974, was duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law:

                  The first paragraph of Section 4 of the Certificate of
            Incorporation of Thermal Components, Inc., as amended, is further amended to read as follows:

                  "The total number of shares of stock which the corporation shall have authority to issue is ONE MILLION ONE HUNDRED THOUSAND (1,100,000), and the par value of each of such shares is TWENTY-FIVE CENTS ($0.25), amounting in the aggregate to TWO HUNDRED SEVENTY-FIVE THOUSAND ($275,000.00) DOLLARS."

               The Board of Directors of Thermal Components, Inc. by unanimous approval of the Board recommended a proposed amendment to reduce the total number of shares as set forth above to the Certificate of Incorporation, said proposed amendment to be submitted to the annual meeting of stockholders on April 27, 1978. The proposed amendment was duly submitted to the stockholders at said annual meeting and was adopted unanimously on said date. Said shares voting in favor of amendment constituting a majority of the outstanding stock in said corporation. Proper notice of said meeting and of a proposed change in the number of authorized shares having been duly given to the stockholders in accordance with Delaware Corporation Law.

               IN WITNESS WHEREOF, we have set our hands as Chairman of the Board of Directors and President of Thermal Components, Inc. and the corporate seal of Thermal Components, Inc. has been affixed hereto and attested by the Secretary on this 27th day of July, 1978.


/s/ Walter G. Johnson               /s/ C.T. Fitzpatrick
--------------------------          ------------------------------------------
President of Thermal                      Chairman of the Board of Directors
Components, Inc.                    of Thermal Components, Inc.


THERMAL COMPONENTS, INC.
CORPORATE SEAL
DELAWARE

ATTEST:


/s/ George P. Bledsoe
--------------------------
Secretary


STATE OF ALABAMA
COUNTY OF MONTGOMERY

      Be it remembered on this 27th day of July, 1978, personally came before me, a Notary Public in and for the County and State aforesaid, Walter G. Johnson, President of Thermal Components, Inc., a corporation of the State of Delaware, and C.T. Fitzpatrick, Chairman of the Board of Directors of said corporation, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of the corporation is the common or corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                            /s/ Tom Ben Duke III
                                           -----------------------------------
                                                  NOTARY PUBLIC

                                           MY COMMISSION EXPIRES 5/25/81
                                                                 -------


                         CERTIFICATE OF INCORPORATION
                                      OF
                           THERMAL COMPONENTS, INC.


               1. The name of the corporation is THERMAL COMPONENT, INC.

               2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The corporation Trust Company.

               3. The nature of the business or purposes to be conducted or promoted is:

               The manufacture, distribute and sell, heat transfer equipment, to engage in research and development in the design and manufacture of heat transfer equipment, to acquire by assignment, to apply for and hold letters patent and to grant licenses for the manufacture of heat transfer equipment.

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

               To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

               To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

               To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any government agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

               To borrow or raise moneys for any of the purposes of the corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

               To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage of pledge, all or any of the corporation's property and assets, or any interest therein, whenever situated.

               In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware of by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

               The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in the certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

               4. The total number of shares of stock which the corporation shall have authority to issue is one hundred and forty-five thousand (145,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred and Forty-Five Thousand Dollars ($145,000.00).

               At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

               5. The name and mailing address of each incorporator is as follows:

Name                                Mailing Address
----------------                    --------------------------
B. J. Consono                       100 West Tenth Street
                                    Wilmington, Delaware 19899

F. J. Obara, Jr.                    100 West Tenth Street
                                    Wilmington, Delaware 19899

J. L. Rivera                        100 West Tenth Street
                                    Wilmington, Delaware 19899

               6. The corporation is to have perpetual existence.

               7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               To make, alter or repeal the by-laws of the corporation.

               To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

               To set apart out of any of the funds of the corporation available for dividends a reserve of reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               By a majority of the whole board, to designate one or more committes, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

               When and as authorized by the stockholders in accordance with the statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interest of the corporation.

               8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

               10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subjected to this reservation.

               WE, THE UNDERSIGNED, being each of the incorporations hereinbefore named, for the purpose of forming a corporation pursuant to the General corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of July 1971.


                                            /s/ B.J. Consono
                                            ----------------------------------


                                            /s/ F.J. Obara, Jr.
                                            ----------------------------------


                                            /s/ J.L. Rivera
                                            ----------------------------------



STATE OF DELAWARE      )
                       )SS:
COUNTY OF NEW CASTLE   )

      BE IT REMEMBERED that on this 6th day of July A.D. 1971, personally came before me, a Notary Public for the State of Delaware, B.J. Consono, F. J. Obara, Jr. and J. L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

      GIVEN UNDER my hand and seal of office the day and year aforesaid.


                                            /s/ Johanna M. Mille
                                            ----------------------------------
                                                Notary Public



            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                            AND OF REGISTERED AGENT


      It is hereby certified that:

               1. The name of the corporation (hereinafter called the "corporation") is Thermal Components, Inc.

               2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

               3. The registered agent of the corporation within the State of Delaware is hereby changed to the Prentice-Hall Corporation System, Inc., the business office of which is identical with the registration office of the corporation as hereby changed.

               4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 30, 1984.

                                            /s/ G.E. Peterson, Jr.
                                            ----------------------------------
                                                Vice-President

Attest:

/s/ [Illegible] S. Todt
----------------------------------
Assistant Secretary


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                           THERMAL COMPONENTS, Inc.

------------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:


FIRST: That at a meeting of the Board of Directors of Thermal Components, Inc.
                                                      ------------------------

------------------------------------------------------------------------------
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporate of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation be amended by changing the Article thereof numbered "4" so that, as amended said Article shall
                             ---
be and read as follows:

                          (see attached sheets)
"-----------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

_____________________________________________________________________________"
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


IN WITNESS WHEREOF, said Thermal Components, Inc.
                         ------------------------

has caused this certificated to be signed by

                                                          Vice
                 Sherwood S. Willard                  its/President, Assistant
-----------------------------------------------------

and                JoAnn J. Dahlquist
   --------------------------------------------------, its/Secretary.

this 2nd day of December     , 1986
    ---         --------

                                     BY:   /s/ Sherwood S. Williard
                                           -----------------------------------

                                  ATTEST:  /s/ JoAnn J. Dahlquist
                                           -----------------------------------


            RESOLVED that the first paragraph of Section 4 of the Certificate of Incorporation of Thermal Components, Inc., as amended, is further amended to read as follows:

            "The total number of shares of stock which the corporation shall have authority to issue is FORTY SEVEN THOUSAND SIX HUNDRED (47,600) and the par value of each of such shares is TWENTY FIVE CENTS ($0.25), amounting in the aggregate to ELEVEN THOUSAND NINE HUNDRED ($11,900) DOLLARS."


                CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

            Thermal Components, Inc., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on July 6, 1971, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

            1.  The name of this Corporation is Thermal Components, Inc.

            2. Its registered office in the State of Delaware is located at 229 South State Street, City of Dover, County of Kent and the name of its registered agent is The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware 19901.

            3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1998, which date is prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

            4. This corporation was duly organized and carried on the business authorized by its charter until March 1, 1988, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by the authority of the person who was the sole member of the board of directors of the corporation at the time the certificate of incorporation expired, in accordance with the laws of the State of Delaware.

            IN TESTIMONY WHEREOF, and in compliance with the provisions of
Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, the undersigned have hereunto set their hands to this Certificate this 5th day of October, 1988.

                                       THERMAL COMPONENTS, INC.



                                       By: /s/ Sherwood S. Willard
                                           -----------------------------------
                                           Sherwood S. Willard
                                           Vice President


                                   Attest: /s/ J. Randal Greaves
                                           -----------------------------------
                                           J. Randal Greaves
                                           Assistant Secretary